Exhibit 4.2

CONFORMED COPY

3 YEAR FACILITY AGREEMENT

DATED 26TH JUNE, 2003

U.S.$4,853,333,331

REVOLVING CREDIT FACILITY

for

VODAFONE GROUP PLC

ALLEN & OVERY LLP

LONDON

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THIS AGREEMENT is dated 26th June, 2003 and made BETWEEN:

(1)	VODAFONE GROUP PLC (registered number 1833679) as borrower (“Vodafone”);

(2)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 as Mandated Lead Arrangers;

(3)	THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 as Co-Arrangers;

(4)	THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 as Lenders; and

(5)	THE ROYAL BANK OF SCOTLAND PLC as agent (in this capacity the “Agent”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Acquisition”

means the acquisition of any interest in the share capital (or equivalent) or in the business or undertaking of any company or other person (including, without limitation, any partnership or joint venture).

“Additional Borrower”

means any member of the Restricted Group which becomes an additional borrower pursuant to Clause 26.6 (Additional Borrowers) and which has not been released as a borrower in accordance with Clause 26.7 (Removal of Borrowers).

“Additional Guarantor”

means any member of the Group which at such time has become a Guarantor in accordance with Clause 26.5 (Additional Guarantors) and has not been released in accordance with Clause 14.9 (Removal of Guarantors).

“Additional Lender”

means a financial institution or other entity which becomes an additional lender pursuant to Clause 2.7 (Additional Lenders) or a transferee, successor or permitted assignee of such financial institution or other entity which is for the time being participating in the Facility.

“Adjusted Group Operating Cash Flow”

means, without double counting, in relation to any period, a sum equal to the Group's total operating profit or loss for continuing operations, acquisitions (as a component of continuing operations) and discontinued operations before taxation, interest and after:

(a) adding depreciation;

(b) adding amortisation;

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(c) deducting the profit or adding any loss on exceptional items which are included in the foregoing;

(d) deducting any gain or adding any loss on disposal of tangible or intangible fixed assets;

(e) adjusting for movements in working capital (being movements in stock, creditors, provision, and debtors);

(f) adding dividends received from any Associated Company, Joint Venture or any Investee Company; and

(g) excluding exceptional items,

and for the avoidance of doubt excluding (other than as set out in paragraph (f) above) the results of any Associated Company, Joint Venture or any Investee Company.

“Advance”

means a Revolving Credit Advance.

“Affected Lender”

has the meaning given to it in Clause 2.2(c) (Overall facility limits).

“Affiliate”

means, in relation to a person, a Subsidiary or a Holding Company of that person and any other Subsidiary of that Holding Company.

“Agent's Spot Rate of Exchange”

means the spot rate of exchange as determined by the Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with U.S. Dollars at or about 11.00 a.m. on a particular day.

“Agreed Percentage”

means in relation to a Lender, the amount of its Revolving Credit Commitment expressed as a percentage of the Total Commitments.

“All Quoting Credit Rating Agencies”

has the meaning given to it in Clause 8.5(a).

“Applicable GAAP”

means the generally accepted accounting principles applied in the preparation of the consolidated accounts of Vodafone for the year ended 31st March, 2004 and if Vodafone notifies in writing to the Agent after 1st June 2005 and before 30th September 2005 or such later date as the Agent may agree the consolidated accounts of Vodafone for the year ended 31st March 2005.

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“Arranger”

means a financial institution or other entity listed in Part 2 or Part 3 of Schedule 1.

“Asset Disposal”

means any sale, transfer, grant, lease or other disposal of an asset (including, but not limited to, a disposal of any interest in any Subsidiary or Affiliate) by any member of the Group to a person outside the Group made after the Signing Date.

“Associated Company”

means any company or body corporate in which any member of the Group holds a participating interest and, in the opinion of the directors of Vodafone (or, following the Hive Up, NewTopco), can exercise a significant influence in such company's or body corporate's management and which is, or would be, treated as such under Applicable GAAP.

“Available Cash”

means:

(a) cash in hand and cash in deposits repayable on demand with any Qualifying Financial Institution; and

(b) Liquid Resources,

to the extent denominated in any freely convertible and transferable currencies, beneficially owned by a member of the Group and unencumbered by any Security Interests other than Permitted Security Interests granted in respect of Financial Indebtedness.

“Availability Period”

means the period from the Signing Date up to and including the date which is three years after the Signing Date or, if that day is not a Business Day, the preceding Business Day.

“Back to Back Loan”

means any Financial Indebtedness made available to a member of the Restricted Group to the extent that the economic exposure of the creditor in respect of that Financial Indebtedness (taking any related transactions together) is reduced by reason of that creditor:

(a) having recourse directly or indirectly to a deposit of cash or cash equivalent investments beneficially owned by any member of the Restricted Group placed, as part of a related transaction, with that creditor (or an Affiliate of that creditor) or a financial institution approved by that creditor; or

(b) having granted a funded sub-participation or similar arrangement to a member of the Restricted Group.

“Borrower”

means Vodafone or an Additional Borrower.

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“Borrower Accession Agreement”

means an agreement substantially in the form of Part 3 of Schedule 5 or with such amendments as the Agent may approve (such approval not to be unreasonably withheld or delayed) or may reasonably require.

“Business Day”

means a day (other than a Saturday or Sunday) on which banks and the interbank and foreign exchange markets are open for general business in:

(a) London; and

(b) if a payment is required in U.S. Dollars, New York; or if a payment is required in euro, a TARGET Day.

“Change of Control”

has the meaning given to it in Clause 7.4 (Change of Control).

“Combined Commitments”

means the aggregate of the Total Commitments under this Agreement and the Total Commitments under and as defined in the 5 Year Facility.

“Commitment”

means a Revolving Credit Commitment to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

“Consolidated Subsidiaries”

means those Subsidiaries of Vodafone (or, following the Hive Up, NewTopco) which would be required to be consolidated in the consolidated accounts of Vodafone (or, following the Hive Up, NewTopco) in accordance with Applicable GAAP.

“Contractual Currency”

has the meaning given to it in Clause 23.1(a) (Currency indemnity).

“Controlled Group”

means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any U.S. Obligor, are treated as a single employer under Section 414(b) or (c) of the U.S. Code.

“Core Jurisdictions”

are member states of the European Union as at 31st May 2003 (being Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden and the UK), Japan, United States, Australia, New Zealand, Canada and Switzerland and any other states which become members of the European Union after 31st May 2003 provided that Vodafone has notified the Agent in writing of its agreement to their inclusion in this definition of Core Jurisdictions.

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“Credit Rating Agency”

has the meaning given to it in Clause 8.5 (Margin).

“Default”

means (a) an Event of Default or (b) an event which, with the expiry of any grace period or giving of any notice specified in Clause 18.2 (Non-payment), 18.3 (Breach of other obligations), 18.5 (Cross default), 18.6 (Winding up), 18.8 (Enforcement proceedings) or 18.10 (Similar proceedings) would constitute an Event of Default.

“Default Margin”

has the meaning given to it in Clause 8.3 (Default interest).

“Default Rate”

has the meaning given to it in Clause 8.3 (Default interest).

“Designated Term”

has the meaning given to it in Clause 8.3(a)(ii) (Default interest).

“Discharged Obligations”

has the meaning given to it in Clause 26.4(c)(i) (Procedure for novations).

“Discharged Rights”

has the meaning given to it in Clause 26.4(c)(iii) (Procedure for novations).

“Drawdown Date”

means the date for the making of an Advance.

“ERISA”

means the U.S. Employee Retirement Income Security Act of 1974, as amended (or any successor legislation thereto), and any rule or regulation issued thereunder from time to time in effect.

“EURIBOR”

means in relation to any Advance or unpaid sum in euro:

(a) the percentage rate per annum of the offered quotation for deposits in euro determined by the Banking Federation of the European Union for a period equal or comparable to the Required Period which appears on Telerate Page 248 at or about 11.00 a.m. Brussels time on the applicable Rate Fixing Day; or

(b) if the rate cannot be determined under paragraph (a) above, the rate expressed as a percentage to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates notified to the Agent by each of the Reference Banks (provided at least two Reference Banks are quoting) as the rate at which it is offered deposits in euro and for the Required Period by prime banks in the

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European interbank market at or about 11.00 a.m. Brussels time on the Rate Fixing Day for such period, and for the purposes of this definition:

(i) “Required Period” means the Term of such Advance or the period in respect of which EURIBOR falls to be determined in relation to any unpaid sum; and

(ii) “Telerate Page 248” means the display designated as Page 248 on the Telerate Service (or such other pages as may replace Page 248 on that service or such other service as may be nominated by the Banking Federation of the European Union (including the Reuter's Screen) as the information vendor for the purposes of displaying the Banking Federation of the European Union rates for deposits in euro).

“Event of Default”

means an event specified as such in Clause 18 (Default).

“Existing Commitment”

has the meaning given to it in Clause 16.8(a)(i) (Priority borrowing).

“Existing Lender”

has the meaning given to it in Clause 26.2(a) (Transfers by Lenders).

“Existing Parties”

has the meaning given to it in Clause 26.4(c)(i) (Procedure for novations).

“Facility”

means the facility to draw Revolving Credit Advances referred to in Clause 2.1 (Facilities).

“Facility Office”

means the office(s) notified by a Lender to the Agent:

(a) on or before the date it becomes a Lender; or

(b) by not less than five Business Days' notice,

as the office(s) through which it will perform all or any of its obligations under this Agreement.

“Fee Letters”

means each letter:

(a) dated on or about the date of this Agreement between the Agent and Vodafone; and

(b) dated on or about the date of this Agreement between the Original Lenders as at the Signing Date and Vodafone; and

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(c) (if applicable) entered into between an Additional Lender and Vodafone substantially in the form of Schedule 7,

in each case setting out the amount of various fees referred to in Clause 20.2 (Agent's fee) or 20.3 (Front-end fees).

“Final Maturity Date”

means the last day of the Availability Period.

“Finance Document”

means this Agreement, each Fee Letter, Novation Certificate, Borrower Accession Agreement and Guarantor Accession Agreement and any other document agreed in writing as such by the Agent and Vodafone.

“Finance Party”

means an Arranger, a Lender or the Agent.

“Financial Indebtedness”

means any indebtedness in respect of:

(a) moneys borrowed or raised by way of loan or redeemable preference shares or in the form of any debenture, bond, note, loan stock, commercial paper or similar instrument;

(b) any acceptance credit, bill-discounting, note purchase or documentary credit facility;

(c) any finance lease;

(d) any receivables purchase, factoring or discounting arrangement under which there is recourse in whole or in part to any member of the Group;

(e) any other transaction having the commercial effect of a borrowing; and

(f) any guarantees or other legally binding assurance against financial loss in respect of the indebtedness of any person arising under an obligation falling within (a) to (e) above (but, for the avoidance of doubt, excluding any guarantees in respect of indebtedness falling within (i) to (v) below), but without double counting and excluding (i) preference shares which are not redeemable on or before the Final Maturity Date, (ii) any convertible or exchangeable debt which must or, at the option of the issuer, may be converted or exchanged without condition (other than the availability of sufficient authorised share capital of the issuer), prior to or upon the date any amount of principal would otherwise fall due in respect of that debt, into equity share capital or preference shares, which in each case are not redeemable on or before the Final Maturity Date, (iii) deferred consideration in respect of the cost of Acquisitions, (iv) obligations of any member of the Group arising under any form of exchangeable, convertible, option or other similar instrument issued by that member of the Group in connection with a transaction the commercial effect of which is to effect the disposal by that member of the Group of shares or partnership or other ownership interests in any other person or entity (whether or not having a separate legal identity), provided that any such instrument may not, on or prior to the Final

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Maturity Date, be converted (whether by acceleration, maturity or otherwise) into cash or any other instrument constituting or evidencing Financial Indebtedness and (v) for the avoidance of doubt, derivatives primarily entered into to manage currency, credit or interest rate risks or to assist in purchasing or selling shares in any member of the Group or Associated Company or investment of the Group.

“Fitch”

means Fitch Investors Services Inc.

“Group”

means Vodafone and its Consolidated Subsidiaries or, following a Hive Up, NewTopco and its Consolidated Subsidiaries (and “Member of the Group” means any of them).

“Guarantor”

means each of:

(a) Vodafone; and

(b) each Additional Guarantor.

“Guarantor Accession Agreement”

means a deed substantially in the form of Part 2 of Schedule 5 or with such amendments as the Agent may approve (such approval not to be unreasonably withheld or delayed) or may reasonably require.

“Hive Up”

means a reorganisation of the Group by way of a scheme of arrangement (other than in an insolvency) or otherwise under which Vodafone becomes a Subsidiary of NewTopco, NewTopco controls (directly or indirectly) all of the voting rights in Vodafone (other than any voting rights in Vodafone held by holders of a class of capital issued by Vodafone, where such voting rights relate only to any variation in the rights attaching to that class of capital issued by Vodafone) and NewTopco becomes the listed ultimate Holding Company of the Group.

“Holding Company”

means in relation to a person, an entity of which that person is a Subsidiary.

“Intermediate Holding Company”

means in relation to Vodafone, an entity (other than NewTopco) which is a subsidiary of NewTopco and of which Vodafone is a Subsidiary.

“Investee Company”

means any company in which any member of the Group holds an investment (by way of an equity shareholding) and which is or would be treated as such under Applicable GAAP.

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“Joint Venture”

means an entity (which is not a member of the Group) in which any member of the Group holds a long term interest and shares control under a contractual arrangement where each venturer has a veto over policy decisions and which is, or would be, treated as such under Applicable GAAP.

“Lender”

means each Original Lender and each Additional Lender (if any).

“Lender Accession Agreement”

means an agreement substantially in the same form of Part 4 of Schedule 5 or with such amendments as the Agent may approve or may reasonably require.

“LIBOR”

means in relation to any Advance or unpaid sum in Sterling or U.S. Dollars:

(a) the percentage rate per annum of the offered quotation for deposits in the currency of the relevant Advance or unpaid sum for a period equal or comparable to the Required Period which appears on Telerate Page 3750 at or about 11.00 a.m. on the applicable Rate Fixing Day; or

(b) if the rate cannot be determined under paragraph (a) above, the rate expressed as a percentage determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates notified to the Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which it is offered deposits in the required currency and for the Required Period by prime banks in the London interbank market at or about 11.00 a.m. on the Rate Fixing Day for such period, and for the purposes of this definition:

(i) “Required Period” means the Term of such Advance or the period in respect of which LIBOR falls to be determined in relation to any unpaid sum; and

(ii) “Telerate Page 3750” means the display designated as Page 3750 on the Telerate Service (or such other pages as may replace page 3750 on that service or such other service as may be nominated by the British Bankers’ Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers’ Association Interest Settlement Rates for deposits in the currency concerned).

“Liquid Resources”

means a current asset investment held as a readily disposable store of value which can be disposed of by a member of the Group without curtailing or disrupting its business and which is either:

(a) readily convertible into a known amount of cash at or close to its carrying value; or

(b) traded in an active market.

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“Long Term Credit Rating Assigned to Vodafone”

has the meaning given to it in Clause 8.5(d) (Margin).

“Majority Lenders”

means, at any time:

(a) Lenders whose Commitments aggregate more than 60 per cent. of the Total Commitments; or

(b) if the Total Commitments have been reduced to zero, Lenders whose Commitments aggregated more than 60 per cent. of the Total Commitments immediately before the reduction.

“Mandatory Cost”

means in relation to an Advance, the percentage rate per annum calculated by the Agent in accordance with Schedule 3.

“Margin”

in relation to an Advance at any time, means the percentage rate per annum determined to be the Margin applicable to that Advance in accordance with Clause 8.5 (Margin).

“Maturity Date”

means the last day of the Term of an Advance.

“Member of the Group”

has the meaning given to it in the definition of Group.

“Moody’s”

means Moody’s Investors’ Service, Inc.

“Multiemployer Plan”

means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any U.S. Obligor or any member of the Controlled Group has an obligation to contribute.

“Net Debt”

means at any time, Total Gross Borrowings less Available Cash, both at that time. Net Debt for any Ratio Period will be calculated as the aggregate of Net Debt outstanding on the last day of each month during the relevant Ratio Period (as shown in Vodafone’s, or following a Hive Up, NewTopco’s, consolidated management accounts prepared at the end of each month during the relevant Ratio Period) divided by the number of months during the relevant Ratio Period.

“NewTopco”

means a company used for the purposes of a Hive Up.

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“New GAAP”

has the meaning given to it in Clause 17.3(b) (Information sources).

“New Lender”

has the meaning given to it in Clause 26.2(a) (Transfers by Lenders).

“New York Business Day”

means a day (other than a Saturday or Sunday) on which banks are open for business in New York.

“Novation Certificate”

has the meaning given to it in Clause 26.4(a)(i) (Procedure for novations).

“Obligor”

means each Borrower and each Guarantor.

“Operating Cash Flow”

means, without double counting, total operating profit or loss for continuing operations before taxation, interest and after (i) adding depreciation, (ii) adding amortisation, (iii) deducting the profit or adding the loss on exceptional items which are included in the foregoing, (iv) deducting any gain or adding any loss on disposal of tangible or intangible fixed assets, (v) adjusting for movements in working capital (being movements in stock, creditors, provisions and debtors) and (vi) excluding exceptional items.

“Optional Currency”

means, in relation to any Advance or proposed Advance, Sterling or euro.

“Original Dollar Amount”

means:

(a) the principal amount of an Advance denominated in U.S. Dollars; or

(b) the principal amount of an Advance denominated in any other currency, translated into U.S. Dollars on the basis of the Agent’s Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Advance.

“Original Lender”

means a financial institution or other entity listed in Part 1 or Part 2 of Schedule 1 or a transferee, successor or permitted assignee of such financial institution or other entity which is for the time being participating in the Facility.

“Overdue Amount”

has the meaning given to it in Clause 8.3(a) (Default interest).

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“Participating Member State”

means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party”

means a party to this Agreement.

“PBGC”

means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor.

“Permitted Security Interest”

means:

(a) any Security Interest arising out of retention of title provisions or created or subsisting over documents of title, insurance policies (including any export credit agencies’ agreements) and sale contracts in relation to commercial goods in each case created or made in the ordinary course of business to secure the purchase price of such goods or loans to finance such purchase price; or

(b) any Security Interest over any assets acquired by a member of the Restricted Group after 31st May, 2004 (and/or over the assets of any person that becomes a member of the Restricted Group after 31st May, 2004) provided that:

(i) any such Security Interest is in existence before such acquisition or before such person becomes a member of the Restricted Group and is not created in contemplation of such acquisition or such person becoming a member of the Restricted Group; and

(ii) to the extent that the aggregate principal amount secured by such Security Interest upon such acquisition or such person becoming a member of the Restricted Group thereafter exceeds (measured in the same currency) the amount available to be drawn (assuming all drawdown conditions will be met) under the relevant commitment existing at the time of such acquisition or such person becoming a member of the Restricted Group, such Security Interest shall not fall within this paragraph (b);

for the purposes of this paragraph (b) Restricted Group shall not include any companies which have become members of the Restricted Group due to the expansion of the definition of Core Jurisdiction to include any other states which become members of the European Union after 31st May 2003; or

(c) any Security Interest created for the purpose of securing obligations of Vodafone or any member of the Restricted Group under any agreement (including, without limitation, any agreement under Section 106 of the Town and Country Planning Act 1990 or Section 111 of the Local Government Act 1972) entered into with a local or other public authority and related to the development or maintenance of property owned by Vodafone or any member of the Restricted Group; or

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(d)	any Security Interest created on or subsisting over any asset held in Clearstream Banking, société anonyme or Euroclear Bank S.A/N.V. as operator of the Euroclear System, or any other securities depository or any clearing house pursuant to the standard terms and procedures of the relevant clearing house applicable in the normal course of trading; or

(e)	any Security Interest which arises in connection with any cash management, set-off or netting arrangements made between banks or financial institutions and any member(s) of the Restricted Group in the ordinary course of business; or

(f)	any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as pre-judgment security for costs or expenses where any member of the Restricted Group is prosecuting or defending such action in the bona fide interest of the Group; or

(g)	any Security Interest created pursuant to any order of attachment, distraint, garnishee order, arrestment, adjudication or injunction or interdict restraining disposal of assets or similar legal process arising in connection with pre-judgment court proceedings; or

(h)	any Security Interest which arises by operation of law in the ordinary course of trading and securing an amount not more than 45 days overdue or which is being contested in good faith on the basis of favourable legal advice; or

(i)	any Security Interest over shares in entities which are not members of the Restricted Group which do not secure Financial Indebtedness of the Restricted Group (or over shares and/or other ownership interests in and/or loans to entities which are Project Finance Subsidiaries to secure Project Finance Indebtedness); or

(j)	to the extent they constitute Security Interests (or to the extent that the relevant transaction includes the creation of any Security Interest over the assets which are the subject of the finance lease), finance leases in respect of existing or future assets; or

(k)	any Security Interest comprising a right of set-off which arises by operation of law or by agreement having substantially the same effect; or

(l)	any Security Interest for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings and (unless the amount thereof is not material to the Group's consolidated financial condition) for which adequate reserves are being maintained (in accordance with generally accepted accounting principles); or

(m)	deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance; or

(n)	any Security Interest created with the prior written consent of the Majority Lenders; or

(o)	any Security Interest over deposits of cash or cash equivalent investments securing (directly or in directly) Financial Indebtedness under (i) finance or structured tax lease arrangements as described in paragraph (b) of Clause 16.8 (Priority borrowing) or (ii) Back to Back Loans; or

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(p)	any Security Interest securing Project Finance Indebtedness over the assets (or the income, cash flow or other proceeds deriving from the assets) which are the subject of that Project Finance Indebtedness; or

(q)	any Security Interest (a “Substitute Security Interest”) which replaces any other Security Interest permitted under (a) to (p) above inclusive and which secures an amount not exceeding the principal amount secured by such permitted Security Interest (or, in the case of paragraph (b) above, the amount available to be drawn, assuming all drawdown conditions will be met) at the time it is replaced together with any interest accruing on such amounts from the date such Substitute Security Interest is created or arises and any related fees or expenses provided that the existing Security Interest to be replaced is released and all amounts secured thereby are paid or otherwise discharged in full at or prior to the time of such Substitute Security Interest being created or arising; or

(r)	any Security Interest over the shares or other interests as described in paragraph (iv) of the last paragraph of the definition of Financial Indebtedness securing indebtedness of a kind referred to in that paragraph; or

(s)	any Security Interest created (i) between Obligors (including by an Obligor to a member of the Restricted Group which concurrently becomes an Obligor) or (ii) by a member of the Restricted Group which is not an Obligor in favour of an Obligor or to another member of the Restricted Group; or

(t)	any Security Interest over Available Cash created in the ordinary course of business to secure obligations, liabilities or performance criteria in relation to any mobile telecommunications licence where such Security Interest is required to be in compliance with the requirements of the relevant telecommunications regulator or an associated governmental or regulatory body; or

(u)	any Security Interest over Available Cash created to defease (directly or indirectly) Financial Indebtedness in the form of debentures, bonds, notes, loan stock, or other similar instruments issued by a Consolidated Subsidiary where (A) such Financial Indebtedness was either in existence at the Signing Date or (B) if the Subsidiary became a Consolidated Subsidiary after the Signing Date such Financial Indebtedness existed at the time that the Consolidated Subsidiary became a part of the Group and was not created in contemplation of that Consolidated Subsidiary becoming part of the Group; or

(v)	any other Security Interest (in addition to those listed in (a) to (u) above) where the aggregate principal amount secured by all such Security Interests does not exceed £1,500,000,000 or its equivalent.

“Plan”

means an “employee benefit plan” as defined in Section 3(3) of ERISA.

“Principal Subsidiary”

means, from the date that each notice is given by Vodafone to the Agent pursuant to Clause 16.2(c) or, as the case may be, 16.2(d) the four Consolidated Subsidiaries which are members of the Restricted Group whose revenues are primarily generated by operations licensed by telecommunications authorities in Core Jurisdictions (excluding for this purpose any Subsidiaries whose principal activity is to act as a Holding Company of other

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Subsidiaries) that had the largest, if positive or smallest if negative Operating Cash Flow in the previous financial year of Vodafone or, following the Reorganisation Date, NewTopco.

Until the first notice is given by Vodafone to the Agent (in respect of the financial year ended 31st March 2005), the Principal Subsidiaries are Vodafone Limited Vodafone D2 GmbH, Vodafone Omnitel N.V. and Vodafone K.K. being Vodafone's principal subsidiaries operating in UK, Germany, Italy and Japan, respectively.

For the purposes of this definition, until such new notice is given by Vodafone to the Agent pursuant to Clause 16.2(c) or, as the case may be, 16.2(d), if any Principal Subsidiary sells, transfers, merges into or with or otherwise disposes of the majority of its undertakings or assets whether by a single transaction or a number of related transactions (unless such Principal Subsidiary is the surviving entity following such merger) (the “Seller”) to any member of the Restricted Group (the “Purchaser”), then from the date of the relevant sale, transfer, merger or disposal the Purchaser shall be deemed to become a Principal Subsidiary and the Seller shall no longer be deemed to be a Principal Subsidiary.

On the date of each notice given by Vodafone (or as the case may be, NewTopco) to the Agent pursuant to Clause 16.2(c) or, as the case may be, 16.2(d), any Subsidiary which is identified as a Principal Subsidiary in the relevant notice, which was not identified as such in the immediately preceding notice, shall be deemed to immediately replace any Subsidiary which was a Principal Subsidiary immediately prior to the delivery of the notice and which is not named in such notice.

“Project Finance Indebtedness”

means any Financial Indebtedness which finances or otherwise relates to the acquisition, development, ownership and/or operation of an asset or combination of assets whether directly or indirectly, where the Financial Indebtedness is incurred pursuant to facilities available prior to the date the relevant entity becomes a member of the Group (and not created in contemplation of the acquisition):

(a)	which is incurred by a Project Finance Subsidiary; or

(b)	in respect of which the person or persons to whom such borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Subsidiary) for any payment or repayment in respect thereof other than:

	(i)	recourse to such debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset or assets; and/or

	(ii)	recourse to such debtor for the purpose only of enabling amounts to be claimed in respect of such Financial Indebtedness in an enforcement of any Security Interest given by such debtor over such asset or assets or the income, cash flow or other proceeds derivin g from the asset (or given by any shareholder or the like in the debtor over its shares and/or other ownership interest in and/or loans to the debtor) to secure such Financial Indebtedness or any recourse referred to in paragraph (iii) below, provided that:

		(A)	the extent of such recourse to such debtor is limited solely to the amount of any recoveries made on any such enforcement; and

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		(B)	such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Financial Indebtedness, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (save only for the assets the subject of that Security Interest); and/or

	(iii)	recourse:

		(A)	to such debtor generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specific way) for breach of an obligation (not being a payment obligation or any obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available; and/or

		(B)	to shares and/or other ownership interest in and/or loans to and/or the assets of such debtor and/or any Project Finance Subsidiary owned by a member of the Group; or

(c)	which the Majority Lenders have agreed in writing to treat as Project Finance Indebtedness

“Project Finance Subsidiary”

means any member of the Group which becomes a member of the Group after the Signing Date:

(a) whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of any asset or combination of assets whether directly or indirectly; and

(b) none of whose Financial Indebtedness in respect of the financing of the ownership, acquisition, development and/or operation of any such asset benefits from any recourse whatsoever (including, without limitation, any obligation to subscribe for equity or provide loans) to any member of the Group (other than such person or another Project Finance Subsidiary) in respect of any payment or repayment in respect thereof, except as expressly referred to in paragraph (b)(iii) of the definit ion of “Project Finance Indebtedness”; and

(c) which has been designated as such by Vodafone by written notice to the Agent.

“Qualifying Financial Institution”

means any bank or financial institution that as part of its business generally receives deposits or other repayable funds and grants credits for its own account.

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“Qualifying Lender”

means a Lender which is beneficially entitled to interest payable to that Lender in respect of an Advance and is:

(a) a Lender

(i) which is a bank (as defined for the purpose of Section 349 of the Taxes Act) making an Advance under this Agreement; or

(ii) in respect of an Advance made under this Agreement by a person that was a bank (as defined for the purpose of Section 349 of the Taxes Act) at the time that that Advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that Advance at the time payments are made; or

(b) a Treaty Lender.

“Rate Fixing Day”

means:

(a) the Drawdown Date for an Advance denominated in Sterling; or

(b) the second TARGET Day before the Drawdown Date for an Advance denominated in euro; or

(c) the second Business Day before the Drawdown Date for an Advance denominated in U.S. Dollars,

or such other day as the Agent, after consultation with Vodafone and the Lenders, may designate as market practice in the relevant interbank market for leading banks to give quotations in the relevant currency for delivery on the relevant Drawdown Date.

“Ratio Period”

has the meaning given to it in Clause 17.2 (Calculation times and periods).

“Recovering Finance Party”

has the meaning given to it in Clause 29.1 (Redistribution).

“Recovery”

has the meaning given to it in Clause 29.1 (Redistribution).

“Redistribution”

has the meaning given to it in Clause 29.1(c) (Redistribution).

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“Reference Banks”

means, subject to Clause 26.8 (Reference Banks), the principal London offices of BNP Paribas, Barclays Bank PLC, Citibank, N.A. and The Royal Bank of Scotland Plc.

“Reference Bond”

has the meaning given to it in Clause 8.5(d) (Margin).

“Relevant Tax”

means any tax imposed or levied by or in (or by any political sub-division or taxing authority of any of the following):

(a) the UK;

(b) the United States; or

(c) any other jurisdiction in or through which any payment under the Finance Documents is made.

“Reportable Event”

means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the U.S. Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412 (d) of the U.S. Code.

“Reorganisation Date”

means the date NewTopco or any other Intermediate Holding Company acquires any shares or assets (other than the shares in Vodafone acquired pursuant to the Hive Up) in circumstances where the aggregate market value of the assets of Vodafone on a consolidated basis (as determined by Vodafone (acting reasonably)) immediately following the acquisition is an amount which represents 95 per cent. or less of the aggregate market value of the assets of NewTopco on a consolidated basis (as determined by Vodafone (acting reasonably)) at that time.

“Request”

means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 4 (or in such other form as may be agreed by the Agent and Vodafone).

“Requested Amount”

means the amount requested in a Request.

“Reserve Asset Costs”

means in relation to any Advance for any period:

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(a) for any Lender lending from a Facility Office in the United Kingdom, the Mandatory Cost (to the extent notified by any Lender in accordance with Clause 8.1 (Interest rate for all Advances) as applicable to that Advance); or

(b) for any Lender lending from a Facility Office in a Participating Member State the cost, if any, notified by any Lender to the Agent as the cost (expressed as a percentage of that Lender's participation made in all Advances made from that Facility Office) to it of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

“Restricted Group“

means Vodafone, NewTopco (following the Reorganisation Date) and any Consolidated Subsidiary (other than a Project Finance Subsidiary) of Vodafone or, following the Reorganisation Date, NewTopco:

(a) whose principal operations or assets are located in a Core Jurisdiction; and/or

(b) whose revenues are primarily generated by operations licensed by telecommunications authorities in Core Jurisdictions,

but excludes any Subsidiary whose principal business is satellite telecommunications, cable or fixed line telecommunications.

“Revolving Credit Advance”

means an advance made to a Borrower by the Revolving Credit Lenders under the Revolving Credit Facility.

“Revolving Credit Commitment”

means:

(a) in respect of an Original Lender, the amount in U.S. Dollars set opposite the name of that Lender in Part 1 of Schedule 1; and

(b) in respect of an Additional Lender, the amount in U.S. Dollars set out as a Revolving Credit Commitment in the relevant Lender Accession Agreement,

in each case to the extent not transferred, cancelled or reduced under or in accordance with this Agreement.

“Revolving Credit Facility”

means the multicurrency revolving credit facility referred to in a Clause 2.1 (Facilities).

“Revolving Credit Lender”

means, subject to Clause 26.2 (Transfers by Lenders), a Lender listed in Part 1 of Schedule 1 in its capacity as a participant in the Revolving Credit Facility and/or an Additional Lender.

“Rollover Advance”

means any Advance made during the Availability Period which is drawn down to refinance in whole or in part any outstanding Advance where, after making and applying the proceeds of

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that Advance, the aggregate principal amount outstanding under the Revolving Credit Facility is not greater than the aggregate amount outstanding under that Facility immediately prior to that Advance being made

“S&P”

means Standard & Poor's Corporation.

“Security Interest”

means any mortgage, charge, assignment by way of security, pledge, lien or other security interest securing any obligation of any person.

“Signing Date”

means the date of this Agreement.

“Single Employer Plan”

means a Plan which is maintained by any U.S. Obligor or any member of the Controlled Group for employees of Vodafone or any member of the Controlled Group.

“Subsidiary”

means:

(a) a subsidiary within the meaning of Section 736 of the Companies Act 1985 (as amended by Section 144 of the Companies Act 1989) as in force at the Signing Date; and

(b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 (as inserted by Section 21 of the Companies Act 1989) as in force at the Signing Date.

“Substitute Security Interest”

has the meaning given to it in the definition of Permitted Security Interest, sub clause (q).

“TARGET Day ”

means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating.

“Tax Credit”

has the meaning given to it in Clause 10.6 (Refund of Tax Credits).

“Tax on Overall Net Income”

in relation to a Finance Party, means any tax on the overall net income, profits or gains of that Finance Party or any of its Holding Companies (or the overall net income, profits or gains of a division or branch of that Finance Party or any of its Holding Companies).

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“Tax Payment”

has the meaning given to it in Clause 10.6 (Refund of Tax Credits).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Term”

means the period selected by a Borrower in a Request for which the relevant Advance is to be outstanding.

“Total Commitments”

means the aggregate for the time being of the Revolving Credit Commitments, being, at the date of this Agreement, U.S.$4,853,333,331 or as may be increased pursuant to paragraph (b) of Clause 2.7 (Additional Lenders) up to a maximum of U.S.$10,000,000,000.

“Total Gross Borrowings”

means at any time, the aggregate outstanding principal amount of Financial Indebtedness of the Group at that time plus deferred consideration in respect of the cost of Acquisitions.

“Treaty Lender”

means a Lender which is (i) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which residents of that country are entitled to complete exemption from United Kingdom tax on interest and is entitled to apply under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 to have interest paid to its Facility Office without withholding or deduction for or on account of United Kingdom taxation; and (ii) does not carry on business in the United Kingdom through a permanent establishment with which the investments under this Agreement in respect of which the interest is paid are effectively connected; and for this purpose “double taxation treaty” means any convention or agreement between the government of the United Kin gdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

“UK” or “United Kingdom”

means the United Kingdom of Great Britain and Northern Ireland (but excludin g, for the avoidance of doubt, the Channel Islands).

“United States”

means the United States of America.

“U.S. Code”

means the United States Internal Revenue Code of 1986 (as amended).

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“U.S. Obligor”

means any Obligor which is incorporated in the United States or any State thereof (including the District of Columbia).

“U.S. Tax Obligor”

means any Obligor which makes a payment of interest, the receipt of which would be considered to be U.S. source income under Section 861 of the U.S. Code.

“2002 Facility”

has the meaning given to it in Clause 4.1(b) .

“5 Year Facility”

means the U.S.$5,525,000,000 multi-currency 5 year revolving credit facility dated 24 June 2004 and made between the Parties to this Agreement, as such facility may be replaced or refinanced from time to time provided that the amount of such replacement facility or refinancing is not less than US$3,000,000,000 and there are at least five lenders under such facility.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i) “agreed form” means, in relation to any document, such document in a form previously agreed in writing by or on behalf of the Agent and Vodafone;

“assets” of any person includes all or any part of that person's business, operations, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

“Barclays Capital” means Barclays Capital, the investment banking division of Barclays Bank PLC;

a “finance lease” has the meaning given to it in SSAP 21 as in effect at the Signing Date;

“indebtedness” is a reference to any obligation for the payment or repayment of money, whether as principal or surety and whether present or future, actual or contingent;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that month;

a “regulation” includes any regulation, rule, official directive, request or guideline (in each case, whether or not having the force of law, but if not having the force of law, is generally complied with by the persons to whom it is addressed) of any

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governmental or supranational body, agency, department or regulatory, self-regulatory authority or organisation; and

a reference to the currency of a country is to the lawful currency of that country for the time being, “£” and “Sterling” is a reference to the lawful currency of the United Kingdom for the time being, “U.S.$” and “U.S. Dollars” is a reference to the lawful currency of the United States for the time being and “euro ” and “€” is a reference to the lawful currency of those member states of the European Communities that adopt or have adopted the euro under the legislation of the European Community for Economic and Monetary Union;

	(ii)	a provision of a law is a reference to that provision as amended or re-enacted;

	(iii)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

	(iv)	a person includes its successors, transferees and assigns;

	(v)	a Finance Document or another document is a reference to that Finance Document or that other document as novated or, with the approval of Vodafone, amended or supplemented; and

	(vi)	a time of day is a reference to London time.

(b)	Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)	(i)	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999;

	(ii)	Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

2.	THE FACILITIES

2.1	Facilities

Subject to the terms of this Agreement, the Lenders grant to the Borrowers a committed multicurrency revolving facility under which the Lenders will, when requested by a Borrower, make cash advances in U.S. Dollars or Optional Currencies to that Borrower on a revolving basis during the Availability Period.

2.2	Overall facility limits

(a)	The aggregate Original Dollar Amount of all outstanding Advances under the Revolving Credit Facility, shall not at any time exceed the Total Commitments at that time.

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(b)	The aggregate Original Dollar Amount of the participations of a Lender in Revolving Credit Advances shall not at any time exceed that Lender’s Revolving Credit Commitment at that time.

(c)	If, in respect of any Revolving Credit Advance, the operation of Clause 5.3 (Amount of each Lender’s participation in an Advance) would otherwise have caused a Lender (the “Affected Lender”) to breach sub-paragraph (b) above then:

(i) each Affected Lender will participate in the relevant Revolving Credit Advance only to the extent that the Original Dollar Amount of its participation in that Revolving Credit Advance (when aggregated with the Original Dollar Amount of its participations in other outstanding Revolving Credit Advances) will not exceed its Revolving Credit Commitment; and

(ii) each other non-Affected Lender’s participation in that Revolving Credit Advance will be recalculated in accordance with Clause 5.3 (Amount of each Lender’s participation in an Advance), but, for the purpose of the recalculation, the Affected Lenders’ Revolving Credit Commitments will be deducted from the Total Commitments and the amount of the Affected Lenders’ participations in that Revolving Credit Advance (if any) will be deducted from the requested amount of the Revolving Credit Advance.

2.3	Number of Requests and Advances

(a)	Unless the Agent agrees otherwise, no more than one Request may be delivered on any one day but that Request may specify any number and type of Advances from the Revolving Credit Facility.

(b)	Unless the Agent agrees otherwise, no more than 10 Advances may be outstanding at any one time.

2.4	Nature of rights and obligations

(a)	The obligations of a Finance Party and each Obligor under the Finance Documents are several. Failure of a Finance Party or an Obligor to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party or Obligor is responsible for the obligations of any other Finance Party or Obligor under the Finance Documents save and to the extent that the relevant obligations are guaranteed by another Obligor.

(b)	The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.5	Vodafone as Obligors’ agent

Each Obligor:

(a) irrevocably authorises and instructs Vodafone to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf (including but not limited to amendments and variations and execution of any new Finance Documents) and take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

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(b) confirms that it will be bound by any action taken by Vodafone under or in connection with the Finance Documents.

2.6	Actions of Vodafone as Obligors’ agent

The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

(a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by Vodafone; or

(b) Vodafone acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

(c) the failure (or purported failure) by or inability (or purported inability) of Vodafone to inform any Obligor of receipt by it of any notification under this Agreement.

2.7	Additional Lenders

(a)	Any financial institution or other entity may, subject to the terms of this Agreement, become an Additional Lender. The relevant financial institution or other entity will become an Additional Lender on the date specified in a Lender Accession Agreement which has been delivered to the Agent duly completed and executed by that financial institution or other entity and countersigned by Vodafone on behalf of itself and each other Obligor.

(b)	Upon the relevant financial institution or other entity becoming an Additional Lender, the Total Commitments shall be increased (subject to the Total Commitments being a maximum of U.S.$10,000,000,000 and the Combined Commitments being a maximum of U.S.$20,000,000,000) by the amount set out in the relevant Lender Accession Agreement as that Additional Lender’s Revolving Credit Commitment.

(c)	Each Additional Lender will participate only in Advances with a Drawdown Date following the date on which it became an Additional Lender and only then if:

(i) it has become an Additional Lender in time to receive sufficient notice of the relevant Advance from the Agent pursuant to Clause 5.4 (Notification of the Lenders); and

(ii) immediately before such an Advance is to be made either (A) no Advances are or will be outstanding or (B) all outstanding Advances at that time are or will be immediately repaid or prepaid in full in accordance with the terms of this Agreement.

(d)	On and from the Drawdown Date on which the Additional Lender makes an Advance under paragraph (c) above, the Additional Lender shall participate in each new Revolving Credit Advance in accordance with Clause 5.3 (Amount of each Lender’s participation in an Advance).

(e)	The execution by Vodafone of a Lender Accession Agreement constitutes confirmation by each Guarantor that its obligations under Clause 14 (Guarantee) shall continue unaffected except that those obligations shall extend to the Total Commitments as increased by the addition of the relevant Additional Lender’s Revolving Credit Commitment and shall be owed to each Finance Party including the relevant Additional Lender.

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3.	PURPOSE

3.1	Purpose

Each Advance will be applied in or towards providing support for the Group’s continuing commercial paper programmes and for general corporate purposes of the Group including, but not limited to, Acquisitions.

3.2	No monitoring

Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.	CONDITIONS PRECEDENT

4.1	Initial conditions precedent

The obligations of each Finance Party to any Borrower under this Agreement are subject to the conditions precedent that:

(a) the Agent has notified Vodafone and the Lenders that it has received all of the documents set out in Part 1 of Schedule 2 in the agreed form or such other form and substance satisfactory to the Agent. The Agent will give such notice of receipt within two Business Days after receiving the relevant documents and finding them in form and substance satisfactory to it; and

(b) the Agent confirms on or prior to the Signing Date (i) the U.S.$. 10,650,000,000 existing revolving credit facility agreement dated 27th June 2002 and subsequently increased to US$11,025,000,000 on 26 July 2002 (the “2002 Facility”) between, among others, Vodafone Group Plc, the arrangers and lenders identified therein and The Royal Bank of Scotland plc as Agent and U.S. Swingline Agent has been cancelled or the Availability Period (as defined in the 2002 Facility) thereunder has expired and no Request pursuant to clause 6.1(b) (Repayment) of the 2002 Facility for a Term-out Advance (as such capitalised terms are defined in the 2002 Facility) has been made and (ii) all amounts outstanding under the 2002 Facility have been repaid.

4.2	Conditions to all drawdowns and rollovers

The obligations of each Lender to participate in any Advance (other than a Rollover Advance) are subject to the further conditions precedent that on the date of the Request for the Advance (if applicable) and on the date on which the relevant amount is to be drawn down:

(a) the representations and warranties in Clause 15 (Representations and warranties) are correct and will be correct immediately after the relevant Advance or amount is drawn down in each case in all material respects; and

(b) no Default has occurred and is continuing or would result from drawdown of the relevant Advance or amount provided that, for the period of 12 months commencing on the Signing Date in relation to a drawdown of any Advance, an event (other than any event specified in Clauses 16.4 (Notification of Default), 16.9 (Disposals) or 16.10 (Restrictions on Acquisitions)) which, with the expiry of any grace period or giving of any notice specified in Clause 18.3(b) (Breach of other obligations) would

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constitute an Event of Default under Clause 18.3(b) (Breach of other obligations), shall not, for the purposes of this Clause 4.2 (b) constitute a Default.

5.	ADVANCES

5.1	Receipt of Requests

(a)	A Borrower may borrow Advances under the Revolving Credit Facility if the Agent receives, not later than 5.00 p.m. on the third Business Day before the proposed Drawdown Date, or, in the case of an Advance in Sterling, not later than 5.00 p.m. on the Business Day before the proposed Drawdown Date, a duly completed Request.

5.2	Completion of Requests for Revolving Credit Advances

A Request for a Revolving Credit Advance will not be regarded as having been duly completed unless:

	(a)		the Drawdown Date is a Business Day falling during the Availability Period;

	(b)		only one currency is specified for each separate Advance and the Requested Amount for each separate Advance is in a minimum amount:

		(i)	if in euro, of € 25,000,000;

		(ii)	if in Sterling, of £20,000,000; or

		(iii)	if in U.S. Dollars, of U.S.$25,000,000,

or, in any such case:

		(A)	if less, is in an amount equal to the unutilised portion of the Total Commitments; or

		(B)	such other amount as Vodafone and the Agent may agree;

	(c)	only one Term for each separate Advance is specified which does not overrun the Final Maturity Date and is a period of 7 days, one month, two, three (or such comparable period as the Borrower may adopt to reflect international futures exchange settlement dates) or six months (or such other period as may be agreed by Vodafone and (if not more than six months) the Agent or (if more than six months) all of the Lenders); and

	(d)	the payment instructions comply with Clause 9.1 (Place of payment).

5.3	Amount of each Lender’s participation in an Advance

The amount of a Lender’s participation in an Advance will be the proportion of the Requested Amount which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request to reflect the operation of Clause 2.2(c) (Overall facility limits).

5.4	Notification of the Lenders

The Agent shall promptly notify each Lender of the details of the requested Advance and the amount of its participation in such Advance.

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5.5.	Payment of proceeds

Subject to the terms of this Agreement, each Lender shall make its participation in an Advance available to the Agent for the Borrower concerned for value on the relevant Drawdown Date.

6.	REPAYMENT

6.1	Repayment of Revolving Credit Advances

Each Borrower shall repay each Revolving Credit Advance made to it in full on its Maturity Date to the Agent for the Lenders, but since the Revolving Credit Facility is available on a revolving basis during the Availability Period amounts repaid may be reborrowed subject to the terms of this Agreement.

6.2.	Final Maturity Date

No Revolving Credit Advance may be outstanding after the Final Maturity Date.

7.	PREPAYMENT AND CANCELLATION

7.1.	Automatic cancellation of Total Commitments

(a)	The Revolving Credit Commitments of each Lender shall be automatically cancelled at the close of business in London on the Final Maturity Date.

7.2.	Voluntary cancellation

(a)	Vodafone may by giving not less than one Business Day's prior written notice to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in an aggregate minimum amount of U.S.$100,000,000) in such proportions as Vodafone may designate in the notice of cancellation. Any cancellation in part shall be applied against the Revolving Credit Commitment of each Lender pro rata.

7.3	Voluntary prepayment

(a)	Any Borrower may by giving not less than five Business Days' prior written notice to the Agent, prepay the whole or any part of the Revolving Credit Advances (but, if in part, in an aggregate minimum Original Dollar Amount, taking all prepayments made by all the Borrowers on the same day together, of U.S.$100,000,000).

(b)	Any voluntary prepayment in part made under paragraph (a) above will be applied against all the Revolving Advances pro rata (or against such Revolving Credit Advances as Vodafone (or the relevant Borrower) may designate in the notice of prepayment).

7.4.	Change of Control

If control of Vodafone (other than as a result of a Hive Up) or, following a Hive Up, NewTopco, passes to any person acting either individually or in concert (a “Change of Control”):

(a) Vodafone shall, promptly upon becoming aware thereof, notify the Agent who shall inform the Lenders;

(b) any Lender may, if it determines that as a result of the Change of Control:

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(i) the level of its exposure to Vodafone, NewTopco and/or the entity which acquires control of Vodafone or NewTopco, as the case may be is unacceptably high in each case in the sole opinion of the Lender; or

(ii) it no longer wishes (in its sole discretion and acting in good faith) to continue lending to Vodafone or NewTopco, as the case may be (whether for relationship, internal policy or any other reason);

propose to Vodafone (through the Agent) the revised terms (if any) which it requires in order to continue to participate in the Facilities; and

	(c)	if those revised terms have not been agreed with that Lender (or that Lender is not prepared, for one or more of the reasons set out in paragraph (b)(i) or (ii) above, to continue on any terms) within 30 days of the date of notification in paragraph (a) above (or such longer period as that Lender may agree in writing) then on expiry of 30 days from the date of notification in paragraph (a) above that Lender may by notice to the Agent (which shall promptly inform Vodafone) cancel the whole (but not part only) of such Lender's Commitments and following service of such notice:

(i) such Lender's Commitments shall be cancelled on the date of service of the notice or as specified in it; and

(ii) all such Lender's outstanding Advances shall be repaid or prepaid on the last day of the then current Term applicable thereto, and no amount may be outstanding to such Lender thereafter.

For the purposes of this Clause 7.4, “control” has the meaning given to it in relation to a body corporate by Section 840 of the Taxes Act.

7.5	Right of prepayment and cancellation

If:

	(a)	any Borrower is required to pay or is notified by any Lender in writing that it will be required to pay any amount to a Lender under Clause 10 (Taxes) or Clause 12 (Increased Costs); or

	(b)	if circumstances exist such that a Borrower will be required to pay any amount to a Lender under Clause 10 (Taxes); or

	(c)	any Lender notifies the Agent pursuant to Clause 8.1(c) (Interest Rate for all Advances) that they incur Reserve Asset Costs of the type referred to under paragraph (b) of the definition thereof,

Vodafone may, whilst (in the case of paragraphs (a) and (b) above) the circumstances giving rise or which will give rise to the requirement continue or, (in the case of paragraph (c) above) such Reserve Asset Costs are greater than zero, serve a notice of prepayment and cancellation on that Lender through the Agent. On the date falling five Business Days after the date of service of the notice:

	(i)	each Borrower will prepay the participations of that Lender in all outstanding Advances made to that Borrower; and

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(ii) the Lender's Commitments shall be permanently cancelled on the date of service of the notice.

7.6.	Miscellaneous provisions

(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment (including, but not limited to, any amounts payable under Clause 23.2(c) (Other indemnities) if not made on the Maturity Date of the relevant Advance.

(c)	No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)	Subject to the provisions of this Agreement, any amount prepaid in respect of the Revolving Credit Facility during the Availability Period may be reborrowed. No amount of the Total Commitments, cancelled under this Agreement may subsequently be reinstated.

8.	INTEREST

8.1.	Interest rate for all Advances

(a)	The rate of interest on each Advance for its Term, is the rate per annum determined by the Agent to be the aggregate of:

(i) the applicable Margin;

(ii) LIBOR or, in the case of an Advance denominated in euro, EURIBOR; and

(iii) Reserve Asset Costs (if any).

(b)	In this Agreement:

(i) Reserve Asset Costs for an Advance for any Term will be calculated only on that portion of that Advance owed to Lenders who have notified the Agent that they incur the relevant Reserve Asset Costs in relation to Advances (and, in the case of Mandatory Costs, supplied the information required under paragraph 6 and 7 of Schedule 3);

(ii) a Lender will only be entitled to Reserve Asset Costs if it has given a notification to the Agent as contemplated in sub paragraph (i) above; and

(iii) any amounts payable pursuant to paragraph (b) of the definition of Reserve Asset Costs shall be expressed as a percentage rate per annum for the relevant Term.

8.2.	Due dates

Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower on its Maturity Date and also, in the case of any Advance with a Term longer than six months, at six monthly intervals after its Drawdown Date for so long as the Term is outstanding.

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8.3.	Default interest

(a)	If a Borrower fails to pay any amount payable by it under this Agreement when due (an “Overdue Amount”), it shall forthwith on demand by the Agent pay interest on the Overdue Amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the “Default Rate”) determined by the Agent to be one per cent. per annum (the “Default Margin”) above the higher of:

	(i)	the rate on the Overdue Amount under Clause 8.1 (Interest rate for all Advances) immediately before the due date (in the case of principal); and

(ii)
the rate which would have been payable under Clause 8.1 (Interest rate for all Advances) if the Overdue Amount had, during the period of non-payment, constituted a Revolving Credit Advance in the currency of the Overdue Amount for such successive Terms of such duration as the Agent may determine (each a “Designated Term”),

except that during any grace period specified in Clause 18.2 (Non-payment) the Default Margin portion of the Default Rate will only apply to overdue payments of principal.

(b)	The Default Rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c)	If the Agent determines that deposits in the currency of the Overdue Amount are not at the relevant time being made available by the Reference Banks to leading banks in the relevant interbank market, the Default Rate will be determined by reference to the cost of funds to the Agent from whatever sources it selects, acting reasonably at all times, after consultation with the Reference Banks.

(d)	Default interest will be compounded at the end of each Designated Term.

(e)	The Agent shall notify Vodafone of the duration of each Designated Term.

8.4.	Notification of rates of interest

The Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

8.5.	Margin

(a)	The Margin applicable to each Advance (will be the lowest percentage rate specified in Column 2 below which corresponds to the criteria in relation to the Long Term Credit Rating Assigned to Vodafone in Column 1 below by Moody's, Fitch and/or S&P (as the case may be) (each a “Credit Rating Agency”) at the relevant time.

	Column 1	Column 2

	Moody's/Fitch/S&P ratings	Margin (per cent. per annum)

	Any two are equal to or higher than:	0.35

A2/A/A

	Otherwise	0.425

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	Column 1	Column 2

	Moody's/Fitch/S&P ratings	Margin (per cent. per annum)

	All Quoting Credit Rating Agencies are lower than:	0.475

A3/A-/A-

For the purposes of Clause 8.5(a) “All Quoting Credit Rating Agencies” means at any time each Credit Rating Agency which has a Long Term Credit Rating Assigned to Vodafone at the relevant time.

(b)	For the purposes of paragraph (a) above:

	(i)	the Margin applicable to an Advance throughout the whole of its Term will be determined according to the Long Term Credit Rating Assigned to Vodafone as at the Drawdown Date of the Advance;

	(ii)	if on the Drawdown Date of any Advance only one Credit Rating Agency assigns a long term credit rating to Vodafone, the Margin applicable to that Advance will be determined in accordance with paragraph (i) by reference to such Long Term Credit Rating Assigned to Vodafone, or in the event that no Credit Rating Agency assigns a long term credit rating to Vodafone, the most recent long term credit rating assigned to Vodafone by any of the Credit Rating Agencies.

In the case of Clause 8.5(b)(ii) above, where the ratings category will be determined by one Credit Rating Agency only, the words “Any two are” and “All Quoting Credit Rating Agencies” in Column 1 of the table above shall be construed as a reference to the rating determined pursuant to Clause 8.5(b)(ii).

(c)	Promptly upon becoming aware of the same, Vodafone shall inform the Agent in writing if any change in the Long Term Credit Rating Assigned to Vodafone occurs or the circumstances contemplated by paragraph 8.5(b)(ii) above arise.

(d)	For the purpose of this Clause 8.5 the “Long Term Credit Rating Assigned to Vodafone” means, at any time, the solicited long term credit rating assigned at that time to Vodafone by the relevant Credit Rating Agency (but, for the avoidance of doubt, disregarding any outlook or review action, including placing Vodafone on creditwatch or any similar or analogous step, taken by such Credit Rating Agency) where the rating is based primarily on the unsecured credit risk (not credit enhanced or collateralised) of Vodafone in a manner comparable to the credit structure of Vodafone's U.S.$2,750,000,000 bond issue due February 2010 (the “Reference Bond”), or if the Reference Bond ceases to be outstanding, such other outstanding series of listed bonds issued or guaranteed by Vodafone with a maturity date following and closest to February 2010. References in this paragraph (d) to Vodafone shall, following the Reorganisation Date, be references to NewTopco, provided that a long term credit rating has been assigned to NewTopco.

8.6.	Notification

The Agent shall notify the Lenders and the Borrower of Optional Currency amounts (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

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8.7	Non-Business Days

If a Term would otherwise end on a day which is not a Business Day, that Term shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9	PAYMENTS

9.1	Place of payment

All payments by an Obligor or a Lender under this Agreement shall be made to the Agent to its account at such office or bank in the principal financial centre of the country of the currency concerned (or, in the case of euro, in the principal financial centre of a Participating Member State or London) as it may notify to that Obligor or Lender for this purpose.

9.2	Funds

Payments under this Agreement to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

9.3	Distribution

(a)	Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent or, to that Party by payment (on the date of value of receipt and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of euro, in the principal financial centre of a Participating Member State or London) as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b)	The Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement in the same currency on such date or in or towards the purchase of any amount of any currency to be so applied.

(c)	Where a sum is to be paid under this Agreement to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Agent to reflect its cost of funds.

9.4	Currency

(a)	(i) A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.

(ii) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

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	(iii)	Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

	(iv)	Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in U.S. Dollars.

(b)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

	(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (acting reasonably and after consultation with Vodafone); and

	(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of the currency unit into the other, rounded up or down by the Agent (acting reasonably); and

	(iii)	if a change in any currency of a country occurs this Agreement will be amended to the extent the Agent and Vodafone agree (such agreement not to be unreasonably withheld) to be necessary to reflect the change in currency and to put the Lenders and the Obligors in the same position, as far as possible, that they would have been in if no change in currency had occurred.

9.5	Set-off and counterclaim

All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

9.6	Non-Business Days

(a)	If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

9.7	Partial payments

(a)	If the Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, the Agent shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

	(i)	first, in or towards payment pro rata of any unpaid costs, fees and expenses of the Agent under this Agreement;

	(ii)	secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 20 (Fees);

	(iii)	thirdly, in or towards payment pro rata of any interest due but unpaid under this Agreement;

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(iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(v) fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b)	The Agent shall, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (v) above. The Agent shall notify Vodafone of any such variation.

(c)	Paragraphs (a) and (b) above shall override any appropriation made by any Obligor.

10.	TAXES

10.1	Gross-up

All payments by an Obligor to a Finance Party under the Finance Documents shall be made free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any such taxes. Subject to Clause 10.4 (Qualifying Lenders) and Clause 10.5 (U.S. Taxes), if any Relevant Tax or amounts in respect of Relevant Tax are deducted or withheld from any amounts payable or paid by an Obligor to a Finance Party under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had that Relevant Tax or those amounts in respect of Relevant Tax not been so deducted or withheld.

10.2	Indemnity

Save to the extent that the relevant Finance Party is compensated by an increased payment under Clause 10.1 (Gross-up), but otherwise without prejudice to the provisions of Clause 10.1 (Gross-up), but subject to Clause 10.4 (Qualifying Lenders) and Clause 10.5 (U.S. Taxes), if a Finance Party or the Agent on behalf of that Finance Party is required to make any payment on account of any Relevant Tax on or in relation to any sum received or receivable hereunder by such Finance Party or the Agent on behalf of that Finance Party (including a sum received or receivable under this Clause 10) or any liability in respect of any such payment on account of any Relevant Tax is incurred by such Finance Party or the Agent on behalf of that Finance Party (in all cases other than any Tax on Overall Net Income), the relevant Obligor shall, within five Business Days of demand by the Agent indemnify such Finance Party against such payment or liability in respect of such payment, together with any interest, penalties, reasonable costs and reasonable expenses payable or incurred in connection therewith other than any such interest, penalties, costs or expenses arising as a result of a failure by a Finance Party to make payment of such tax when due.

10.3	Tax receipts

All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Lender evidence satisfactory to that Lender acting reasonably (including any relevant tax receipts which have been received) that the payment has been duly remitted to the appropriate authority.

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10.4	Qualifying Lenders

(a)	An Obligor is not required to pay to a Lender any amounts under Clause 10.1 (Gross-up) or Clause 10.2 (Indemnity) in respect of Relevant Tax imposed by the United Kingdom if, on the date on which the payment falls due, the relevant Lender is a Party but is not a Qualifying Lender (other than as a result of the introduction, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of any relevant taxing authority in any jurisdiction with which the relevant Lender has a connection, occurring after the Signing Date or, if later, the date on which that Lender becomes a Party).

(b)	A Treaty Lender shall:

	(i)	promptly and, in any event, within seven Business Days after it becomes a Lender, deliver to its local revenue authority for certification such UK Inland Revenue forms (“Claim Forms”) as may be required for any Obligor making a payment to such Treaty Lender to obtain authorisation from the UK Inland Revenue to make such payment without deduction for or on account of any taxes;

	(ii)	in circumstances where the procedure for Treaty relief contemplated in (i) above requires a local revenue authority to return a certified Claim Form to the Treaty Lender for submission by that Treaty Lender to the UK Inland Revenue, (a) take all reasonable follow up action available to the Treaty Lender to facilitate the return in a timely manner to the Treaty Lender of such Claim Form, duly stamped or certified by the relevant revenue authority and (b) submit such Claim Form to the UK Inland Revenue as soon as reasonably practicable (and in any event within seven Business Days) after receipt of that Claim Form from the local revenue authority; and

	(iii)	in all other circumstances relating to the Treaty relief procedure contemplated in (i) above, following the submission of Claim Forms by the Treaty Lender to the relevant local revenue authority, respond promptly to any further requests any Treaty Lender receives from the relevant local revenue authority and, on receipt of written request from Vodafone to do so, take all reasonable follow up action to facilitate the submission by the relevant local revenue authority of duly stamped or certified Claim Forms to the UK Inland Revenue in a timely manner.

If there is any change in the procedure by which certification is to be made or to be notified to the UK Inland Revenue, the Treaty Lender's obligations shall be modified in such manner as the Treaty Lender may reasonably determine so that such amended obligations shall, as far as possible, have the same or equivalent effect as the original obligations. No Obligor resident in the UK shall be liable to pay any sums to any Treaty Lender under Clause 10.1 (Gross-up) or Clause 10.2 (Indemnity) unless the Treaty Lender has complied with its obligations under this Clause 10.4(b).

(c)	Subject to (d) below, each Lender warrants to Vodafone, on each date upon which it makes an Advance and on the due date for each payment of interest to the Lender:

	(i)	that it is a Qualifying Lender; and

	(ii)	if it is a Treaty Lender, it has delivered (or will deliver within the time limits specified herein) the forms described in paragraph (b).

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(d)	If a Lender or, as the case may be, the Facility Office of a Lender is aware that it is or will become unable to make the warranty set out in paragraph (c) of this Clause 10.4 it will promptly notify the Agent and Vodafone. Notwithstanding such notification to Vodafone, the Agent will promptly notify Vodafone and from the date of the first such notification received by Vodafone the warranty in paragraph (c) above will no longer be made by that Lender.

10.5	U.S. Taxes

(a)	A U.S. Tax Obligor shall not be required to pay any amount pursuant to Clause 10.1 (Gross-up) or any amount pursuant to Clause 10.2 (Indemnity) in respect of United States taxes (including, without limitation, federal, state, local or other income taxes), branch profits or franchise taxes with respect to a sum payable by it pursuant to this Agreement to a Lender if on the date a payment of interest falls due under this Agreement either:

	(i)	in the case of a Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code), such Lender is not entitled to receive interest payable under this Agreement free and clear of any U.S. taxes imposed by way of deduction or withholding at the source under applicable law as in effect on the date such Lender becomes a party to this Agreement or, if such Lender has designated a new Facility Office, the date of such designation; or

	(ii)	such Lender has failed to provide the relevant U.S. Tax Obligor with the appropriate form, certificate or other information with respect to such sum payable that it was required to provide pursuant to paragraphs (b) and (c) below; or

	(iii)	such Lender is subject to such tax by reason of any connection between the jurisdiction imposing such tax on the Lender or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby.

(b)	At any time after a U.S. Tax Obligor becomes (and while there continues to be a U.S. Tax Obligor) a Party to this Agreement, if a Lender is not a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code) it shall submit, as soon as reasonably practicable after:

	(i)	the date on which the U.S. Tax Obligor becomes a Party to this Agreement (if requested by the relevant U.S. Tax Obligor);

	(ii)	the date on which the relevant Lender becomes a Party to this Agreement or;

	(iii)	the date on which the relevant Lender designates a new Facility Office,

(but, in each case, no later than the due date for the next interest payment), in duplicate to each U.S. Tax Obligor duly completed and signed copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI or applicable successor form relating to such Lender and evidencing such Lender’s complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by a U.S. Tax Obligor. Thereafter such Lender shall submit to each U.S. Tax Obligor such additional duly completed and signed copies of one or the other such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) or any additional information, in each case as may be required under then current United States law or regulations to claim the inapplicability of or exemption from United States withholding taxes on payments in respect of all amounts (to which such withholding would otherwise

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apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by a U.S. Tax Obligor unless such Lender is unable to do so as a result of a change in, the introduction of, suspension, withdrawal or cancellation of, or change in the official interpretation, administration or official application of, the U.S. Code or any regulation promulgated thereunder or of a convention or agreement for the avoidance of double taxation and the prevention of fiscal evasion between the government of the United States of America and the jurisdiction in which the relevant Lender has a connection, occurring after the date the Lender becomes a Party to this Agreement or, if such Lender has designated a new Facility Office, the date of such designation.

(c)	At any time after a U.S. Tax Obligor becomes (and while there continues to be a U.S. Tax Obligor) a Party to this Agreement, if a Lender is a United States person (as such term is defined in Section 7701(a)(30) of the U.S. Code) it shall, as soon as practicable after:

	(i)	the date on which the U.S. Tax Obligor becomes a Party to this Agreement (if requested by the relevant U.S. Tax Obligor);

	(ii)	the date on which the relevant Lender becomes a Party to this Agreement; or

	(iii)	the date on which the relevant Lender designates a new Facility Office,

(but, in each case, no later than the due date for the next interest payment), and thereafter, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or forms to be delivered, submit in duplicate to each U.S. Tax Obligor a United States Internal Revenue form W-9 evidencing that such Lender is such a United States person and shall submit any additional information that may be necessary to avoid United States withholding taxes on all payments, including fees, (to which such withholding would otherwise apply) to be received pursuant to this Agreement in connection with any borrowing a U.S. Tax Obligor.

10.6	Refund of Tax Credits

If any Obligor pays any amount to a Finance Party under this Clause 10 (a “Tax Payment”) and that Finance Party obtains a refund of a tax, or a credit against tax by reason of the Tax Payment (a “Tax Credit”) then that Finance Party shall reimburse that Obligor such amount as can be determined to be the proportion of the Tax Credit as will leave that Finance Party (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been paid. Nothing in this Clause 10 shall interfere with the right of each Finance Party to arrange its affairs in whatever manner it thinks fit and no Finance Party is obliged to disclose any information regarding its tax affairs or computations to an Obligor which it reasonably considers confidential.

11.	MARKET DISRUPTION

11.1	Market disturbance

Notwithstanding anything to the contrary herein contained, if and each time that prior to or on a Drawdown Date relative to an Advance to be made:

(a) only one or no Reference Bank supplies a rate for the purposes of determining LIBOR or EURIBOR (as the case may be) in accordance with paragraph (b) of the relevant definition; or

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(b) the Agent is notified by Lenders whose participations in that Advance would represent 50 per cent. or more of that Advance that (i) deposits in the currency of that Advance may not in the ordinary course of business be available to them in the relevant interbank market for a period equal to the Term concerned in amounts sufficient to fund their participations in that Advance or (ii) LIBOR or EURIBOR (as the case may be) does not adequately represent their cost of funds; or

(c) the Agent (after consultation with the Reference Banks) shall have determined (which determination shall be conclusive and binding upon all Parties) that by reason of circumstances affecting the relevant interbank market generally, adequate and fair means do not exist for ascertaining the LIBOR or EURIBOR (as the case may be) applicable to such Advance during its Term, the Agent shall promptly give written notice of such determination or notification to Vodafone and to each of the Lenders.

11.2	Alternative rates

If the Agent gives a notice under Clause 11.1 (Market disturbance):

(a) Vodafone and the Lenders whose participations in the relevant Advance would represent 50 per cent. or more of that Advance may (through the Agent) agree that (except in the case of a Rollover Advance) that Advance shall not be borrowed; or

(b) in the absence of such agreement by the Drawdown Date specified in the relevant Request (and in any event in the case of a Rollover Advance):

(i) the Term of the relevant Advance shall be one month;

(ii) the Advance shall be made in the currency requested or, in the case of Clause 11.1(b)(i) (Market disturbance), in U.S. Dollars (or, if the currency requested for the relevant Advance is U.S. Dollars, euro); and

(iii) during the Term of the relevant Advance the rate of interest applicable to such Advance shall be the Margin plus applicable Reserve Asset Costs plus the rate per annum notified by each Lender concerned to the Agent before the last day of such Term to be that which expresses as a percentage rate per annum the cost to such Lender of funding its participation in such Advance from whatever sources it may reasonably select.

12.	INCREASED COSTS

12.1	Increased costs

(a)	Subject to Clause 12.2 (Exceptions), Vodafone will forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its Holding Companies as a result of any change in or introduction of any law or regulation (including any relating to reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)	Promptly following the service of any demand, Vodafone will pay to that Finance Party such amount as that Finance Party certifies in the demand (with sufficient details for the calculations to be verified) will in its reasonable opinion compensate it for the applicable increased cost and in relation to the period expressed to be covered by such demand.

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(c)	When calculating an increased cost, a Finance Party will only apply the costs incurred in relation to the Facilities. Nothing contained in this Clause 12.1 shall oblige the Finance Party to disclose any information (other than information which is readily available in the public domain or which is not in the reasonable opinion of the Finance Party confidential) relating to the way in which it employs its capital or arranges its internal financial affairs.

(d)	In this Agreement “increased cost” means:

	(i)	an additional cost incurred by a Finance Party or any of its Holding Companies as a result of it performing, maintaining or funding its obligations under, this Agreement; or

	(ii)	that portion of an additional cost incurred by a Finance Party or any of its Holding Companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including its participations in the Advances made or to be made under this Agreement as is attributable to it making, funding or maintaining its participations; or

	(iii)	a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital (or the capital of any of its Holding Companies); or

	(iv)	the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

12.2	Exceptions

Clause 12.1 (Increased costs) does not apply to any increased cost:

	(a)	compensated for by the payment of the Reserve Asset Costs; or

	(b)	attributable to any tax or amounts in respect of tax; or

	(c)	occurring as a result of any negligence or default of a Lender or its Holding Company including but not limited to a breach by that Lender or Holding Company of any fiscal, monetary or capital adequacy limit imposed on it by any law or regulation; or

	(d)	to the extent that the increased cost was incurred in respect of any day more than six months before the first date on which it was reasonably practicable to notify Vodafone thereof (except in the case of any retrospective change).

13.	ILLEGALITY AND MITIGATION

13.1	Illegality

If it becomes unlawful in any jurisdiction for a Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance, then the Lender may notify Vodafone through the Agent accordingly and thereupon, but only to the extent necessary to remove the illegality:

	(a)	each Borrower shall, upon request from that Lender within the period allowed or if no period is allowed, forthwith, repay any participation of that Lender in the Advances

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made to it together with all other amounts payable by it to that Lender under this Agreement; and

	(b)	the Lender's Commitments shall be cancelled immediately.

13.2	Mitigation

Notwithstanding the provisions of Clauses 8.1 (Interest rate for all Advances), 10 (Taxes), 12 (Increased costs) and 13.1 (Illegality), if in relation to a Finance Party circumstances arise which would result in:

	(a)	a payment pursuant to paragraph (b) of the definition of “Reserve Asset Costs ”; or

	(b)	any deduction, withholding or payment of the nature referred to in Clause 10 (Taxes); or

	(c)	any increased cost of the nature referred to in Clause 12 (Increased costs); or

	(d)	a notification pursuant to Clause 13.1 (Illegality),

then without in any way limiting, reducing or otherwise qualifying the rights of such Finance Party or the Agent, such Finance Party shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify Vodafone) and such Finance Party shall use reasonable endeavours to transfer its participation in the Facility and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by circumstances having the results set out in (a), (b), (c), or (d) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Finance Party shall not be under any obligation to take any such action if, in its opinion, to do so would or would be likely to have a material adverse effect upon its business, operations or financial condition or would involve it in any unlawful activity or any activity that is contrary to its policies or any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) would involve it in any significant expense or tax disadvantage.

14.	GUARANTEE

14.1	Guarantee

Each Guarantor jointly and severally, irrevocably and unconditionally:

	(a)	as principal obligor, guarantees to each Finance Party that if and whenever:

(i) an amount is due and payable by a Borrower under or in connection with any Finance Document; and

(ii) demand for payment of that amount has been made by the Agent on that Borrower,

that Guarantor will forthwith on demand by the Agent pay that amount as if that Guarantor instead of that Borrower were expressed to be the principal obligor; and

	(b)	indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by any Guarantor is or becomes unenforceable, invalid

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or illegal (the amount of that loss being the amount expressed to be payable by the relevant Borrower in respect of the relevant sum).

14.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in part.

14.3	Reinstatement

(a)	Where any discharge (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantors under this Clause 14 (Guarantee) shall continue as if the discharge or arrangement had not occurred (but only to the extent that such payment, security or other disposition is avoided or restored).

(b)	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.4	Waiver of defences

The obligations of each Guarantor under this Clause 14 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 14 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

	(a)	any time or waiver granted to, or composition with, any Borrower or other person;

	(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

	(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

	(d)	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

	(e)	any variation (however fundamental) or replacement of a Finance Document so that references to that Finance Document in this Clause 14 shall include each variation or replacement;

	(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, to the intent that the Guarantors' obligations under this Clause 14 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

	(g)	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any

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law, regulation or order so that each such obligation shall, for the purposes of the Guarantors' obligations under this Clause 14, be construed as if there were no such circumstance.

14.5	Immediate recourse

Except as provided in Clause 14.1(a)(ii) (Guarantee), each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 14.

14.6	Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b) hold in a suspense account (bearing interest at a commercial rate) any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause 14, with any interest earned being credited to that account.

14.7	Non-competition

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 14:

(a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 14; or

(b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 14.7.

14.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

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14.9	Removal of Guarantors

(a)	Any Guarantor (other than, Vodafone (subject to Clause 14.9(b) below) and, following the Reorganisation Date, NewTopco and any Intermediate Holding Company (subject to Clause 14.9(c) below) of Vodafone) which is not a Borrower, may, at the request of Vodafone and if no Default is continuing, cease to be a Guarantor by entering into a supplemental agreement to this Agreement at the cost of Vodafone in such form as the Agent may reasonably require which shall discharge that Guarantor's obligations as a Guarantor under this Agreement.

(b)	If on the Reorganisation Date, NewTopco or any Intermediate Holding Company have acceded as Guarantors in accordance with Clause 26.5 (Additional Guarantors) and no Default is continuing or would result from Vodafone's resignation as a Guarantor, Vodafone may cease to be a Guarantor with effect from the Reorganisation Date by entering into a supplemental agreement to this Agreement at the cost of Vodafone or NewTopco in such form as the Agent may reasonably require which shall discharge Vodafone's obligations as a Guarantor under this Agreement.

(c)	If NewTopco has acceded as a Guarantor in accordance with Clause 26.5 (Additional Guarantors) and no Default is continuing or would result from Intermediate Holding Company's resignation as a Guarantor, Intermediate Holding Company may cease to be a Guarantor by entering into a supplemental agreement to this Agreement at the cost of Vodafone or NewTopco in such form as the Agent may reasonably require which shall discharge Intermediate Holding Company's obligation as a Guarantor under this Agreement.

14.10	Limitation on guarantee of U.S. Guarantors

Notwithstanding any other provision of this Clause 14, the obligations of each Guarantor incorporated in the United States (other than NewTopco and any Intermediate Holding Company, to the extent incorporated in the United States) (a “U.S. Guarantor”) under this Clause 14 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Guarantor in respect of intercompany indebtedness to the Borrowers or Affiliates of the Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Guarantor pursuant to (a) applicable law or (b) any agreement providing for an equitable allocation among such U.S. Guarantor and other Affiliates of the Borrowers of obligations arising under guarantees by such parties.

15.	REPRESENTATIONS AND WARRANTIES

15.1	Representations and warranties

Each Obligor makes the representations and warranties set out in this Clause 15 to each Finance Party (in respect of itself and where relevant its Consolidated Subsidiaries only).

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15.2	Status

It is a duly incorporated and validly existing corporation under the laws of the jurisdiction of its incorporation.

15.3	Powers and authority

It has the power to:

(a) enter into and comply with, all obligations expressed on its part under the Finance Documents;

(b) (in the case of a Borrower) to borrow under this Agreement; and

(c) (in the case of a Guarantor) to give the guarantee in Clause 14 (Guarantee),

and has taken all necessary actions to authorise the execution, delivery and performance of the Finance Documents.

15.4	Non-violation

The execution, delivery and performance of the Finance Documents will not violate:

(a) any provisions of any existing law or regulation or statute applicable to it; or

(b) to any material extent, any provisions of any mortgage, contract or other undertaking to which it or any of its Consolidated Subsidiaries which is a member of the Restricted Group is a party or which is binding upon it or any of its Consolidated Subsidiaries which is a member of the Restricted Group, the consequences of which would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their material obligations under the Finance Documents.

15.5	Borrowing limits

Borrowings under this Agreement up to and including the maximum amount available under this Agreement, together with borrowings under the 5 Year Facility up to and including the maximum amount available under the 5 Year Facility, will not cause any limit (except to the extent the limit has been waived) on borrowings or, as the case may be, on the giving of guarantees (whether imposed in its Articles of Association or otherwise), or on the powers of its board of directors, applicable to it to be exceeded.

15.6	Authorisations

All necessary consents or authorisations of any governmental authority or agency required by it in connection with the execution, validity, performance or enforceability of the Finance Documents have been obtained and are validly existing.

15.7	No default

Neither it nor any of its Consolidated Subsidiaries which is a member of the Restricted Group is in default under any law or agreement by which it is bound the consequences of which would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

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15.8	Accounts

The audited consolidated financial statements of Vodafone (or, following a Hive Up, NewTopco) most recently delivered to the Agent (which, at the date of this Agreement are the audited consolidated accounts of Vodafone for the year ended 31 March 2004):

(a) give a true and fair view of the consolidated financial position of the Group as at the date to which they were drawn up; and

(b) have been prepared in accordance with generally accepted accounting principles applied by Vodafone (or, following a Hive Up, NewTopco), consistently applied except for changes disclosed in such financial statements which are necessary to reflect a change in generally accepted accounting principles or the adoption of international accounting standards.

15.9	No Event of Default

No Event of Default has occurred and is continuing in respect of it or any of its Consolidated Subsidiaries which is a member of the Restricted Group.

15.10	Investment Company

Each Borrower which is a U.S. Obligor either (i) is not an investment company as defined under United States Investment Company Act of 1940, as amended, or (ii) is exempt from the registration provisions of the Act pursuant to an exemption under that Act.

15.11	ERISA

(a)	Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the U.S. Code with respect to each Plan maintained by such member or any member of the Controlled Group where non-fulfilment of such obligations would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(b)	Each Obligor is in compliance with the applicable provisions of ERISA, the U.S. Code and any other applicable United States Federal or State law with respect to each Plan maintained by such Obligor where non-fulfilment of or non-compliance with such provisions would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(c)	No Reportable Event has occurred with respect to any Plan maintained by an Obligor or any member of the Controlled Group and no steps have been taken to reorganise or terminate any Single Employer Plan or by that Obligor to effect a complete or partial withdrawal from any Multiemployer Plan where non-compliance or such Reportable Event, reorganisation, termination or withdrawal would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

(d)	No member of the Controlled Group has:

(i) sought a waiver of the minimum funding standard under Section 412 of the U.S. Code in respect of any Plan; or

(ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, and no other event,

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transaction or condition has occurred which has resulted or would result in the imposition of a lien or the posting of a bond or other security under ERISA or the U.S. Code; or

(iii) incurred any material, actual liability under Title I or Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA,

if such seeking, failure or incurrence would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

15.12	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause 15 (excluding Clause 15.10 (Investment Company) and Clause 15.11 (ERISA)):

(i) are made by Vodafone on the Signing Date and, in the case of an Obligor which becomes a Party after the Signing Date, will be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement or Guarantor Accession Agreement; and

(ii) are deemed to be made again by each Obligor on the date of each Request and on each Drawdown Date with reference to the facts and circumstances then existing.

(b)	The representation and warranties set out in Clause 15.10 (Investment Company) and 15.11 (ERISA):

(i) are made by Vodafone on the date on which the first U.S. Obligor executes a Borrower Accession Agreement or a Guarantor Accession Agreement as the case may be;

(ii) are deemed to be made by each Obligor which becomes a party after the Signing Date on the date it executes a Borrower Accession Agreement or Guarantor Accession Agreement, provided that there is a U.S. Obligor;

(iii) are deemed to be made again by each Obligor on the date of each Request and on each Drawdown Date with reference to the facts and circumstances then existing, provided that there is a U.S. Obligor.

16.	UNDERTAKINGS

16.1	Duration

The undertakings in this Clause 16 will remain in force from the Signing Date for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

16.2	Financial information

Vodafone shall supply to the Agent in sufficient copies for all the Lenders:

(a) as soon as the same are publicly available (and in any event within 180 days of the end of each of its financial years):

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(i) the audited consolidated financial statements of the Group for that financial year; and

(ii) (if published) each other Obligor's audited statutory accounts for that financial year, consolidated if that Obligor has Subsidiaries and consolidated accounts are prepared and published;

(b)	as soon as the same are publicly available (and in any event within 90 days of the end of the first half-year of each of its financial years) the interim unaudited financial statements of the Group for that half-year;

(c)	together with any accounts specified in paragraph (a)(i) or (b) above a certificate signed by Vodafone's financial director (or following a Hive Up, NewTopco's financial director), or in his absence any other director of Vodafone or NewTopco, as the case may be, establishing (in reasonable detail) compliance with Clauses 16.8 (Priority borrowing) and 17 (Financial covenant) as at the date to which those accounts were drawn up and identifying the Principal Subsidiaries; and

(d)	if, after the date of the most recent certificate delivered pursuant to paragraph (c) above and prior to the date that the next certificate is required to be delivered, a Principal Subsidiary ceases to be Principal Subsidiary as a result of (A) a sale or transfer to or a merger into or with an entity which is not a member of the Restricted Group or (B) the acquisition of a new Principal Subsidiary, a certificate signed by Vodafone's financial director (or following a Hive Up, NewTopco's financial director), or in his absence any other director of Vodafone or NewTopco, as the case may be, which identifies the Principal Subsidiary which has ceased to be a Principal Subsidiary and the new Principal Subsidiary.

16.3	Information – miscellaneous

Vodafone shall supply to the Agent:

(a) all documents despatched by the ultimate Holding Company of the Group to its shareholders (or any class of them) or by Vodafone or such ultimate Holding Company to the creditors of the Group generally (or any class of them) at the same time as they are despatched; and

(b) as soon as reasonably practicable, such further publicly available information (including that required to comply with “know your customer” or similar identification procedures) in the possession or control of any member of the Group regarding the business, financial or corporate affairs of the Group, as the Agent may reasonably request, in sufficient copies for all the Lenders, if the Agent so requests.

16.4	Notification of Default

Vodafone shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

16.5	Authorisations

Each Obligor shall promptly:

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(a) obtain, maintain and comply in all material respects with the terms of; and

(b) if requested, supply certified copies to the Agent of,

any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

16.6	Pari passu ranking

Each Obligor will procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (save for those obligations mandatorily preferred by applicable law).

16.7	Negative pledge

No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Restricted Group will, create or permit to subsist any Security Interest on or over any of its assets except for any Permitted Security Interest.

16.8	Priority borrowing

Each Obligor will procure that none of its Subsidiaries (which is a member of the Restricted Group and which is not a Guarantor) will create, assume, incur, guarantee, permit to subsist or otherwise be liable in respect of any Financial Indebtedness owed to persons outside the Restricted Group except for:

(a) Financial Indebtedness of any Subsidiary which became a member of the Restricted Group after 31st May, 2004 (unless it became a member of the Restricted Group due to the expansion of the definition of Core Jurisdiction to include members of the European Union after 31st May 2003) provided that:

(i) any such Financial Indebtedness is either (A) outstanding before that Subsidiary becomes a member of the Restricted Group and was not created in contemplation of that Subsidiary becoming a member of the Restricted Group and/or (B) drawn at any time under commitments in existence before that Subsidiary becomes a member of the Restricted Group (“Existing Commitment”) and that commitment was not created in contemplation of that Subsidiary becoming a member of the Restricted Group and/or (C) drawn at any time under commitments (“New Commitments”) which have refinanced Existing Commitments in whole or in part, to the extent that any such New Commitments do not exceed the Existing Commitments, and provided that to the extent that any New Commitment is to be guaranteed by an Obligor, the obligors under the New Commitments will have validly and legally acceded as Additional Guarantors in accordance with Clause 26.5(a)(ii) and (b) (Additional Guarantors) prior to any Obligor providing a guarantee of the New Commitments; and

(ii) to the extent that the aggregate principal amount of such Financial Indebtedness exceeds the amounts calculated under paragraph 16.8(a)(i) above upon that Subsidiary becoming a member of the Restricted Group (measured in the same currency), the excess amount of such Financial Indebtedness shall not fall within this paragraph (a); or

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(b)	Financial Indebtedness under finance or structured tax lease arrangements (including, but not limited to qualifying technological equipment leases) to the extent matched as part of those arrangements by deposits of cash or cash equivalent investments (including, but not limited to securities issued by G7 governments) or other securities rated at least A by S&P or A2 by Moody's or A by Fitch which are treated by the creditor concerned as available to reduce its net exposure; or

(c)	Financial Indebtedness which is created with the prior written consent of the Majority Lenders; or

(d)	Financial Indebtedness of members of the Restricted Group to the extent matched by cash balances or cash equivalent investments (including, but not limited to securities issued by G7 governments) or other securities rated at least A by S&P or A2 by Moody's or A by Fitch, held by members of the Restricted Group which are treated as available for netting by the creditors to whom that Financial Indebtedness is owed under cash management or netting arrangements in the ordinary course of business; or

(e)	Financial Indebtedness under any finance lease or structured tax lease arrangements (including, but not limited to qualifying technological equipment leases) entered into in respect of assets which were or are acquired or become part of the Restricted Group after 31st March 2001; or

(f)	Financial Indebtedness under or in connection with any other finance lease entered into in respect of existing assets or future assets (to the extent they are subject to Security Interests contemplated under paragraph (j) of the definition of Permitted Security Interests); or

(g)	Financial Indebtedness under Back to Back Loans; or

(h)	Financial Indebtedness of any member of the Group which operates as a finance company to the extent that any such Financial Indebtedness is on-lent to an Obligor or to a member of the Group outside the Restricted Group; or

(i)	Financial Indebtedness in relation to bonds as set out in Schedule 8 (Fixed Rate Bonds); or

(j)	Financial Indebtedness that has been defeased to the extent that it is subject to Security Interests contemplated under paragraph (u) of Permitted Security Interests; or

(k)	Financial Indebtedness incurred solely in contemplation of an initial public offering or other disposal of the companies or partnerships incurring such Financial Indebtedness, to the extent that (i) the aggregate principal amount of such Financial Indebtedness does not exceed U.S.$5,000,000,000 (or its equivalent in other currencies) whilst such Financial Indebtedness is owed by a member of the Restricted Group; and (ii) the creditors in respect of such Financial Indebtedness have recourse for no more than ninety days to any member of the Group which is or whose assets are not intended to be subject to the initial public offering or disposal; or

(l)	Project Finance Indebtedness; or

(m)	Financial Indebtedness owed to persons outside the Restricted Group under guarantees or other legally binding assurances against financial loss granted by

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Vodafone Deutschland GmbH or any of its Subsidiaries in respect of any asset, undertaking or business not forming part of the mobile or wireless telecommunications business of the Restricted Group; or

	(n)	Financial Indebtedness under this Agreement; or

	(o)	any liability of a Subsidiary in respect of Financial Indebtedness incurred in connection with the Verizon Wireless partnership provided that:

(i) that Subsidiary has no assets other than (1) its interests in or derived from the Verizon Wireless partnership and (2) other assets with an aggregate market value not exceeding U.S.$3,000,000,000 at any time and (3) other assets with an aggregate market value not exceeding U.S.$4,500,000,000 at any time provided that if such assets are lent within the Restricted Group they are only lent to an Obligor; and

(ii) the person or persons to whom such Financial Indebtedness is or may be owed has or have no recourse whatsoever to any member of the Group for any payment or repayment in respect of such Financial Indebtedness (other than to that Subsidiary); or

	(p)	other Financial Indebtedness to the extent that the sum of:

(i) the aggregate unpaid principal amount of the Financial Indebtedness of all the members of the Restricted Group which are not Guarantors and owed to persons outside the Restricted Group (other than Financial Indebtedness under paragraphs (a) to (o) above inclusive); plus

(ii) the aggregate unpaid principal amount of Financial Indebtedness secured by Security Interests referred to in paragraph (v) of the definition of Permitted Security Interest (to the extent not falling within (i) above), does not exceed £1,750,000,000 or its equivalent.

Compliance with this Clause 16.8 will be tested at the end of each financial quarter. For the purposes of paragraph (p) above, Financial Indebtedness of the Restricted Group not denominated in (or which has not been swapped into) Sterling shall be notionally converted (from the currency in which it is denominated or, as the case may be, into which it has been swapped) to Sterling at the rate of exchange used in the management accounts of the relevant Obligor for that relevant financial quarter.

16.9	Disposals

No Obligor will, and each Obligor will procure that none of its Subsidiaries which is a member of the Restricted Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, make any Asset Disposals other than:

	(a)	Asset Disposals:

(i) on arm's length terms which are, in the opinion of an Obligor, at fair market value; or

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	(ii)	required by law or any governmental authority or agency (including without limitation any authority or agency of the European Union); or

	(iii)	made in good faith for the purpose of carrying on the business of the Group which it is reasonable to believe will benefit the Group; and

(b)	a transfer of all or any part of the assets of the Group to NewTopco and/or any Intermediate Holding Company of Vodafone.

16.10	Restriction on Acquisitions

Vodafone will not, and will procure that no member of the Group will, make any Acquisition unless the major part of the Group's business remains telecommunications, data communications and associated businesses.

17.	FINANCIAL COVENANT

17.1	Financial ratio

Vodafone will procure that for each Ratio Period the ratio of Net Debt to two times Adjusted Group Operating Cash Flow for such Ratio Period will not exceed 3.75:1.

17.2	Calculation times and periods

(a)	The first test date for the financial ratio specified in Clause 17.1 (Financial ratio) will occur on 30th September, 2004.

(b)	Each subsequent test date will be on the last day of each financial half year and year of Vodafone or, following a Hive Up, NewTopco. The financial ratio will be calculated using data for the period (each a “Ratio Period”) ending on each test date and beginning 6 months before the relevant test date.

17.3	Information sources

(a)	All information for calculation of the financial ratio set out in Clause 17.1 (Financial ratio) and Clause 18.5 (Cross default) will be extracted from figures denominated in the base currency (as defined in paragraph (d) below) applying generally accepted accounting principles used in the preparation of and extracted from:

(i)	the unaudited consolidated interim financial statements of Vodafone, or following a Hive Up, NewTopco,

(ii)	the consolidated annual financial statements of Vodafone, or following a Hive Up, NewTopco; or

(iii)	Vodafone's, or following a Hive Up, NewTopco's consolidated management accounts,

as the case may be, which in respect of (i) and (ii) were delivered to the Agent under sub-clauses 16.2(a)(i) and (b) of Clause 16.2 (Financial information).

(b)	If Vodafone, or following a Hive Up, NewTopco applies generally accepted accounting principles (“New GAAP”) other than Applicable GAAP in the preparation of any financial

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statements delivered under Clauses 16.2(a)(i) or (b) (Financial information) (or consolidated management accounts, where appropriate) and:

(i)	New GAAP would (compared to Applicable GAAP) have a material effect on the operation of the tests and ratio set out above; and

(ii)	the ratio for each Ratio Period of Net Debt to two times Adjusted Group Operating Cash Flow for such Ratio Period as determined by Clause 17.1 (Financial ratio) is greater than 3:1,

such financial statements will:

(A)	be accompanied by a statement from Vodafone, or following a Hive Up, NewTopco containing or appending a reconciliation demonstrating the effect of New GAAP; and

(B)	for the purpose of calculating the tests and ratio set out above, the relevant financial statements (or consolidated management accounts, where appropriate) will be treated as though adjusted by that reconciliation so as to exclude the effect of New GAAP and the tests and ratio shall be calculated using Applicable GAAP.

(c)	Information from Vodafone's, or following a Hive Up, NewTopco's consolidated management accounts will be disclosed only when the relevant interim or annual financial statements and compliance certificates are delivered to the Agent or as required in connection with Clause 18.5(a)(iii) (Cross Default).

(d)	Any amount outstanding in a currency other than the currency used in the latest consolidated published financial statements (the “base currency”) is to be taken into account at the base currency equivalent of that amount calculated at the rate used in the latest consolidated financial statements delivered to the Agent under Clause 16.2 (Financial information) or the latest consolidated management accounts, as appropriate.

17.4	Know Your Customer

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.	DEFAULT

18.1	Events of Default

Each of the events set out in Clauses 18.2 (Non-payment) to 18.15 (5 Year Facility) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

18.2	Non-payment

An Obligor does not pay within four Business Days of the due date any amount payable by it under the Finance Documents at the place at, and in the currency in, which it is expressed to be payable.

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18.3	Breach of other obligations

(a)	Vodafone does not comply with Clause 17 (Financial covenant).

(b)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in paragraph (a) above or in Clause 18.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 21 days from the earlier of the date on which (i) such Obligor has become aware of the failure to comply or (ii) the Agent gives notice to Vodafone requiring the same to be remedied.

18.4	Misrepresentation

A representation or warranty made or repeated by any Obligor in any Finance Document is found to be untrue in any respect material in the context of performance of the Finance Documents when made or deemed to have been made.

18.5	Cross default

(a)	(i)	Any Financial Indebtedness of any Obligor is:

		(A)	not paid when due or within any originally applicable grace period; or

		(B)	declared due, or is capable of being declared due, prior to its specified maturity as a result of an event of default (howsoever described) except this paragraph (B) does not apply to:

			(1)	Financial Indebtedness quoted or listed on a stock exchange; or

			(2)	Financial Indebtedness of an Obligor arising solely under paragraph (f) of the definition of Financial Indebtedness in Clause 1.1 (Definitions) save where:

				(X)	such Financial Indebtedness is incurred by an Obligor under the 5 Year Facility; and

				(Y)	the Guarantors under this Agreement are also Guarantors under and as defined in the 5 Year Facility and all of the Borrowers under this Agreement and under (and as defined in) the 5 Year Facility are not the same; or

(ii)	any Financial Indebtedness constituted by debt securities quoted or listed on a stock exchange (excluding convertible debt securities) issued by Vodafone Americas Inc. or Vodafone Finance BV or Vodafone Holdings K.K. (but in each case only for so long as the creditors of those debt securities have recourse to a member of the Group in respect of those debt securities) is:

	(A)	not paid when due or within any originally applicable grace period; or

	(B)	declared due prior to its specified maturity as a result of failure to pay principal or interest thereunder; or

(iii)	any Financial Indebtedness of any Principal Subsidiary excluding any Financial Indebtedness set out in paragraph 18.5(a)(ii) above or any deferred consideration in respect of an Acquisition payable by any Principal Subsidiary is:

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(A)	not paid when due or within any originally applicable grace period; or

(B)	declared due prior to its specified maturity as a result of an event of default (howsoever described) and is not paid within three Business Days of being declared due,

except this paragraph (iii) only applies if the ratio of Net Debt to Adjusted Group Operating Cash Flow is more than 3.25 for the 12 month period ending on the last day of the most recent financial quarter of Vodafone or, following a Hive Up, NewTopco.

(b)	Paragraph (a) above does not apply:

	(i)	to Project Finance Indebtedness; or

	(ii)	to Financial Indebtedness which in aggregate is less than £100,000,000 (or equivalent currency); or

	(iii)	where the payment or occurrence of the event concerned is being contested in good faith; or

	(iv)	where the default is under a bond and is capable of waiver without bondholder consent; or

	(v)	to Financial Indebtedness owed to a member of the Restricted Group.

18.6	Winding up

An order is made or an effective resolution is passed for winding up any Obligor or any Principal Subsidiary (except for the purposes of a reconstruction or amalgamation on terms previously approved in writing by the Majority Lenders) or a petition is presented (which is not set aside or withdrawn within the earlier of 30 days of its presentation or by not later than the date for the hearing of such petition) for an administration order or for the winding up of any Obligor or any Principal Subsidiary except where demonstrated to the reasonable satisfaction of the Majority Lenders that any such petition is being contested in good faith.

18.7	Insolvency process

(a)	A liquidator, administrator, receiver, trustee, sequestrator or similar officer is appointed in respect of all or any part of the assets of any Obligor or any Principal Subsidiary which generates a material part of the revenues of that Obligor or that Principal Subsidiary; or

(b)	any Obligor or any Principal Subsidiary, by reason of financial difficulties, enters into a composition, assignment or arrangement with any class of its creditors.

18.8	Enforcement proceedings

A distress, execution, attachment or other legal process is levied, enforced or sued out upon or against all or any part of the assets of any Obligor or any Principal Subsidiary which generates a material part of the revenues of that Obligor or that Principal Subsidiary except where the same is being contested in good faith or is removed, discharged or paid within 30 days.

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18.9	Insolvency

Any Obligor or any Principal Subsidiary is deemed under Section 123(1)(e) or 123(2) of the Insolvency Act 1986 to be unable to pay its debts.

18.10	Similar proceedings

Anything having a substantially similar effect to any of the events specified in Clauses 18.6 (Winding up) to 18.9 (Insolvency) inclusive shall occur under the laws of any applicable jurisdiction in relation to any Obligor or any Principal Subsidiary.

18.11	Unlawfulness

It is or becomes unlawful for any Obligor to perform any of its payment or other material obligations under the Finance Documents.

18.12	Guarantee

The guarantee of any Guarantor under Clause 14 (Guarantee) is not effective or is alleged by an Obligor to be ineffective for any reason (other than by reason of written release or waiver by the Finance Parties or in accordance with Clause 14.9 (Removal of Guarantors)).

18.13	Cessation of business

Any Obligor or any Principal Subsidiary ceases to carry on all or substantially all of its business otherwise than:

(a) as a result of a transfer of all or any part of its business to a member of the Restricted Group or

(b) as a result of a disposal permitted under Clause 16.9 (Disposals); or

(c) with the prior written consent of the Majority Lenders.

18.14	Litigation

Any litigation proceedings are current which are reasonably likely to be adversely determined and which would have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

18.15	5 Year Facility

(a)	Any Event of Default (as defined in the 5 Year Facility) has occurred and is continuing.

(b)	Paragraph (a) shall only apply where the Guarantors under this Agreement are not Guarantors (under and as defined in the 5 Year Facility) under the 5 Year Facility.

18.16	Acceleration

On and at any time after the occurrence of an Event of Default while such event is continuing the Agent may, and if so directed by the Majority Lenders, will by notice to Vodafone, declare that an Event of Default has occurred and:

(a) cancel the Total Commitments; and/or

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(b) demand that all the Advances, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) demand that all the Advances be payable on demand, whereupon they shall immediately become payable on demand.

19.	THE AGENT AND THE ARRANGERS

19.1	Appointment and duties of the Agent

Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents and each Finance Party irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent or shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

19.2	Role of the Arrangers

Except as otherwise provided in this Agreement, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

19.3	Relationship

The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

19.4	Majority Lenders' directions

(a)	The Agent will be fully protected if it acts in accordance with the instructions of the Majority Lenders in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Lenders.

(b)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

19.5	Delegation

The Agent may act under the Finance Documents through its personnel and agents.

19.6	Responsibility for documentation

Neither the Agent nor any Arranger is responsible to any other Party for:

(a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document by any other Party; or

(b) the collectability of amounts payable under any Finance Document; or

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(c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document by any other Party.

19.7	Default

(a)	The Agent or is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Lenders of such notice.

(b)	The Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

19.8	Exoneration

(a)	Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct or breach of any of its obligations under or in connection with the Finance Documents.

(b)	No Party may take any proceedings against any officer, employee or agent being an individual of the Agent or in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

(c)	Any officer, employee or agent being an individual of the Agent may rely on paragraph (b) above and enforce its terms under the Contract (Rights of Third Parties) Act 1999.

(d)	Nothing in this Agreement shall oblige the Agent or an Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and an Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or an Arranger.

19.9	Reliance

The Agent may:

(a) rely on any notice or document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

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19.10	Credit approval and appraisal

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arrangers in connection with any Finance Document; and

(b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

19.11	Information

(a)	The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b)	The Agent shall promptly supply a Lender with a copy of each document received by the Agent under Clauses 4 (Conditions precedent), 26.5 (Additional Guarantors) or 26.6 (Additional Borrowers) upon the request and at the expense of that Lender.

(c)	Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)	Except as provided above, the Agent has no duty:

(i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the Signing Date; or

(ii) unless specifically requested to do so by a Lender in accordance with this Agreement, to request any certificates or other documents from any Obligor.

19.12	The Agent and the Arrangers individually

(a)	If it is also a Lender, each of the Agent and the Arrangers has the same rights and powers under this Agreement as any other Lender and may exercise those rights and powers as though it were not the Agent or an Arranger.

(b)	Each of the Agent and the Arrangers may:

(i) carry on any business with an Obligor or its related entities;

(ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

(iii) retain any profits or remuneration in connection with its activities under the Finance Documents, or in relation to any of the foregoing.

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19.13	Indemnities

(a)	Without limiting the liability of any Obligor under the Finance Documents, each Lender shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's negligence or wilful misconduct.

(b)	A Lender's proportion of the liability or loss set out in paragraph (a) above is the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

19.14	Compliance

(a)	The Agent or may refrain from doing anything which might, in its reasonable opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its reasonable opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b)	Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent or constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.15	Resignation of the Agent

(a)	Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Lenders and Vodafone, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Lenders may after consultation with Vodafone appoint a reputable and experienced bank as successor Agent.

(b)	If the appointment of a successor Agent is to be made by the Majority Lenders but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may, following consultation with Vodafone, appoint a successor Agent.

(c)	The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification and receiving such approval, the successor Agent will succeed to the position of the retiring Agent and the term “Agent” will mean the successor Agent.

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e)	Upon its resignation becoming effective, this Clause 19 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

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(f)	The Majority Lenders may by notice to the Agent require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

19.16	Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Lender to the contrary by not less than five Business Days prior to the relevant payment.

19.17	Chinese wall

In acting as Agent or Arranger, the agency and syndications division of each of the Agent and each Arranger shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by the Agent or any Arranger otherwise than in the capacity of Agent or Arranger through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by the Agent or Arranger and shall not be deemed to be information possessed by the Agent or Arranger in their capacity as such. Each Finance Party acknowledges that the Agent and the Arrangers may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement, none of the Agent or any Arranger will be under any obligation to provide, or under any liability for failure to provide, any such information to the other Finance Parties.

20.	FEES

20.1	Commitment fee

(a)	Vodafone shall pay to the Agent for distribution to each Lender pro rata to the proportion its Revolving Credit Commitment bears to the Total Commitments from time to time a commitment fee at the rate of 0.125 per cent. per annum on any undrawn, uncancelled amount of the Total Commitments on each day.

(b)	Commitment fee is calculated and accrues on a daily basis on and from the Signing Date and is payable quarterly in arrear. Accrued and unpaid commitment fee is also payable to the Agent for the relevant Lender(s) on any amount of its Revolving Credit Commitment, which is cancelled voluntarily by the Borrower at the time the cancellation takes effect (but only in respect of the period up to the date of cancellation).

20.2	Agent's fee

Vodafone shall pay to the Agent for its own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.

20.3	Front-end fees

(a)	Vodafone shall pay to the Agent for the Original Lenders as at the Signing Date a front-end fee in the amount and on the date specified in the relevant Fee Letter.

(b)	If so agreed between Vodafone and an Additional Lender, Vodafone shall pay to such Additional Lender a front-end fee in the amounts and on the dates specified in the relevant Fee Letter.

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20.4	VAT

Any fee referred to in this Clause 20 is exclusive of any United Kingdom value added tax. If any value added tax is so chargeable, it shall be paid by Vodafone at the same time as it pays the relevant fee.

21.	EXPENSES

21.1	Initial and special costs

Vodafone shall forthwith on demand pay the Agent and the Arrangers the amount of all out- of-pocket costs and expenses (including but not limited to legal fees up to an amount agreed, in the case of (a)(i) below, with the Arrangers) reasonably incurred by any of them in connection with:

(a) the negotiation, preparation, printing and execution of:

(i) this Agreement and any other documents referred to in this Agreement; and

(ii) any other Finance Document (other than a Novation Certificate) executed after the Signing Date;

(b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document or any amendment to this Agreement to reflect a change in currency of a country pursuant to Clause 9.4(b)(iii) (Currency); and

(c) any other agency matter not of an ordinary administrative nature, arising out of or in connection with a Finance Document in the amount agreed between the Agent and Vodafone at the relevant time.

21.2	Enforcement costs

Vodafone shall within five Business Days of receiving written demand pay to each Finance Party the amount of all costs and expenses (including but not limited to legal fees) incurred (or in the case of (b) below reasonably incurred) by it:

(a) in connection with the enforcement of any Finance Document; or

(b) in connection with the preservation of any rights under any Finance Document.

22.	STAMP DUTIES

Vodafone shall pay and within five Business Days of receiving written demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration or similar tax which is or becomes payable in any jurisdiction in or through which any payment under the Finance Documents is made or any Obligor is incorporated or has any assets in connection with the entry into, performance or enforcement of any Finance Document.

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23.	INDEMNITIES

23.1	Currency indemnity

(a)	If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the Contractual Currency) in which the amount is expressed to be payable under the relevant Finance Document:

(i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

(ii) if the amount received by that Finance Party, when converted into the Contractual Currency at a market rate in the usual course of its business, is less than the amount owed in the Contractual Currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the Contractual Currency equal to the deficit (provided that if the amount received by the Finance Party following such conversion is greater than the amount owed, the Finance Party shall pay to such Obligor an amount equal to the excess); and

(iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

23.2	Other indemnities

Vodafone shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(a) the occurrence of any Default; or

(b) the operation of Clause 18.16 (Acceleration); or

(c) any payment of principal or an Overdue Amount being received from any source otherwise than on its Maturity Date (and, for the purposes of this paragraph (c), the Maturity Date of an Overdue Amount is the last day of each Designated Term); or

(d) a Default or an action or omission by an Obligor resulting in an Advance not being disbursed after a Borrower has delivered a Request for that Advance.

Vodafone's liability in each case includes any loss or expense, (excluding loss of Margin) in respect or on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

23.3	Breakage costs

If a Finance Party receives or recovers any payment of principal of an Advance or of an Overdue Amount other than on its Maturity Date or, as the case may be, the last day of the Designated Term for the purposes of calculation of the amount payable by Vodafone under sub-clause (c) of Clause 23.2 (Other indemnities) in respect of the amount so received or recovered, that Finance Party shall calculate:

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(a) the additional interest (excluding the Margin) which would have been payable on the principal so received or recovered had it been received or recovered on the relevant Maturity Date or, as the case may be, the last day of the Designated Term; and

(b) the amount of interest which would have been payable to that Finance Party on the relevant Maturity Date or, as the case may be, the last day of the Designated Term concerned in respect of a deposit by that Finance Party in the currency of the amount received or recovered placed with a prime bank in London earning interest from (and including) the earliest Business Day for placing deposits in such currency following receipt of that amount up to (but excluding) the relevant Maturity Date or, as the case may be, the last day of the applicable Designated Term, and if the amount payable under paragraph (a) above is greater than the amount payable under paragraph (b), Vodafone will, forthwith on receipt of a demand from the relevant Finance Party pursuant to sub-clause (c) of Clause 23.2 (Other indemnities), pay to that Finance Party an amount equal to the difference between the amount payable under (a) and (b) above.

24.	EVIDENCE AND CALCULATIONS

24.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate (except in a case of manifest error).

24.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

24.3	Calculations

Interest and the fees payable under Clause 20.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of any interest payable in an amount denominated in Sterling, 365 days.

25.	AMENDMENTS AND WAIVERS

25.1	Procedure

(a)	Subject to Clause 25.2 (Exceptions) and Clause 25.3 (NewTopco), any term of the Finance Documents may be amended or waived with the agreement of Vodafone and the Majority Lenders. The Agent may effect, on behalf of the Lenders, an amendment to which the Majority Lenders have agreed.

(b)	The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

25.2	Exceptions

An amendment or waiver which relates to:

(a) the definition of “Majority Lenders” in Clause 1.1 (Definitions); or

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	(b)	an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents; or

	(c)	an increase in or extension of a Lender's Commitment or a change to the Margin; or

	(d)	a change in the guarantee under Clause 14 (Guarantee) otherwise than in accordance with Clause 26.5 (Additional Guarantors) or Clause 14.9 (Removal of Guarantors); or

	(e)	a term of a Finance Document which expressly requires the consent of each Lender; or

	(f)	Clause 29 (Pro rata Sharing) or this Clause 25; or

	(g)	any Term exceeding six months,

may not be effected without the consent of each Lender. Any amendment or waiver which changes, or relates to the rights and/or obligations of the Agent shall also require the Agent's agreement.

25.3	NewTopco

Any amendment substituting a reference to Vodafone with a reference to NewTopco:

	(a)	to any procedural or administrative provision of this Agreement; or

	(b)	which puts the Parties in substantially the same position as applied prior to the Hive Up,

may be effected by agreement between NewTopco and the Agent.

25.4	Waivers and remedies cumulative

The rights of each Party under the Finance Documents:

	(a)	may be exercised as often as necessary;

	(b)	are cumulative and not exclusive of its rights under the general law; and

	(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

26.	CHANGES TO THE PARTIES

26.1	Transfers by Obligors

(a)	No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement provided that without any further consent from the Lenders or the Agent it may, subject to Clause 26.1(b) below and provided that no Default is continuing or would result from any such transfer, transfer its rights and obligations under this Agreement to NewTopco or any Intermediate Holding Company and NewTopco or the Intermediate Holding Company will execute a document, or documents, in favour of the Lenders in form and substance the same as this Agreement, with references to such Obligor in this Agreement amended to mean NewTopco or such Intermediate Holding Company (as applicable), provided that if such transfer is to an Intermediate Holding Company, the Agent

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may, within 30 days of receipt of notification of such transfer, require NewTopco to accede as a Guarantor. The Agent shall (and is hereby authorised to) execute on behalf of the Finance Parties any such document or documents executed by NewTopco or the Intermediate Holding Company provided that the conditions set out in this Clause 26.1 are satisfied.

(b)	The transfer of rights and obligations under this Agreement to NewTopco or any Intermediate Holding Company shall not require the consent of the Lenders or the Agent provided that NewTopco or the Intermediate Holding Company, as applicable, is incorporated and tax resident in the United Kingdom or in the United States and prior to such transfer Vodafone provides satisfactory evidence to the Agent that it is tax resident in one of those jurisdictions. The prior written consent of the Majority Lenders shall be required in relation to the transfer of rights and obligations to a NewTopco or an Intermediate Holding Company incorporated elsewhere.

26.2	Transfers by Lenders

(a)	A Lender (the “Existing Lender”) may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another person (the “New Lender”) provided that in the case of a partial assignment, transfer or novation of rights and/or obligations, a minimum amount of U.S.$10,000,000 in aggregate and in multiples of U.S.$1,000,000 (unless to an Affiliate or to a Lender or the Agent agrees otherwise) must be assigned, transferred or novated

(b)	A transfer of obligations will be effective only if either:

(i) the obligations are novated in accordance with Clause 26.4 (Procedure for novations); or

(ii) the New Lender gives prior written notice to Vodafone and confirms to the Agent and Vodafone that it undertakes to be bound by the terms of this Agreement as a Lender in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Lender shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Lender; and

(iii) the Agent has performed all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)	No assignment, transfer or novation requires the consent of any Obligor but the Existing Lender must notify Vodafone (except in relation to an assignment, transfer or novation to an Affiliate) within three Business Days of such an assignment, transfer or novation taking effect of the name of the New Lender, the date it takes effect and the reasons for the transfer.

(d)	Nothing in this Agreement restricts the ability of a Lender to sub-contract an obligation if that Lender remains liable under this Agreement for that obligation.

(e)	On each occasion an Existing Lender assigns, transfers or novates any of its rights and/or obligations under this Agreement (other than to an Affiliate), the New Lender shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of £1,000.

(f)	An Existing Lender is not responsible to a New Lender for:

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	(i)	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

	(ii)	the collectability of amounts payable under any Finance Document; or

	(iii)	the accuracy of any statements (whether written or oral) made in connection with any Finance Document.

(g)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

	(i)	has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

	(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)	Nothing in any Finance Document obliges an Existing Lender to:

	(i)	accept a re-transfer from a New Lender of any of the rights and/or obligations assigned, transferred or novated under this Clause 26; or

	(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(i)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

(j)	If any assignment, transfer or novation results either:

	(i)	at the time of the assignment, transfer or novation; or

	(ii)	at any future time where the additional amount was caused as a result of laws and/or regulations in force at the date of the assignment, transfer or novation,

in additional amounts becoming due under Clause 10 (Taxes) or amounts becoming due under Clause 12 (Increased costs), the New Lender shall be entitled to receive such additional amounts only to the extent that the Existing Lender would have been so entitled had there been no such assignment, transfer or novation.

26.3	Affiliates of Lenders

(a)	Each Lender may fulfil its obligations in respect of any Advance through an Affiliate if:

	(i)	the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Novation Certificate in accordance with this Agreement and subject to any consent required under Clause 26.2 (Transfers by Lenders); and

	(ii)	the Advances in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent.

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In this event, the Lender and the Affiliate will participate in Advances in the manner provided for in sub-paragraph (ii) above.

(b)	If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

26.4	Procedure for novations

(a)	A novation is effected if:

(i) the Existing Lender and the New Lender deliver to the Agent a duly completed certificate (a “Novation Certificate”), substantially in the form of Part 1 of Schedule 5, with such amendments as the Agent approves to achieve a substantially similar effect (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received); and

(ii) the Agent executes it (as soon as practicable for it to do so).

(b)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c)	To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

(i) the Existing Lender and the other Parties (the “Existing Parties”) will be released from their obligations to each other (the “Discharged Obligations”);

(ii) the New Lender and the Existing Parties will assume obligations towards each other which differ from the Discharged Obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

(iii) the rights of the Existing Lender against the Existing Parties and vice versa (the “Discharged Rights”) will be cancelled; and

(iv) the New Lender and the Existing Parties will acquire rights against each other which differ from the Discharged Rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

(d)	If the effective date of a novation is after the date a Request is received by the Agent but before the date the requested Advance is disbursed to the relevant Borrower, the Existing Lender shall be obliged to participate in that Advance in respect of its Discharged Obligations notwithstanding that novation, and the New Lender shall reimburse the Existing Lender for its participation in that Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the Discharged Obligations) within three Business Days of the Drawdown Date of that Advance.

(e)	The Agent shall only be obliged to execute a Novation Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

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26.5	Additional Guarantors

(a)	(i)	Vodafone will procure that NewTopco and any Intermediate Holding Company of Vodafone will become an Additional Guarantor on or before the Reorganisation Date by executing and delivering the documents set out in paragraph (iii) below on or before the Reorganisation Date.

	(ii)	Subject to Vodafone's prior written consent, any other member of the Group may become an Additional Guarantor.

	(iii)	The relevant company will become an Additional Guarantor upon:

		(A)	the delivery to the Agent of a Guarantor Accession Agreement duly executed by that company; and

		(B)	delivery to the Agent of all those other documents listed in Part 2 of Schedule 2, in each case in the agreed form or in such other form and substance satisfactory to the Agent.

(b)	The execution of a Guarantor Accession Agreement constitutes confirmation by the Additional Guarantor concerned that the representations and warranties set out in Clauses 15.1 (Representations and warranties) to 15.6 (Authorisations) to be made by it on the date of the Guarantor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

26.6	Additional Borrowers

(a)	(i)	Any member of the Restricted Group, or following a Hive Up (and subject to the proviso below), NewTopco or any Intermediate Holding Company incorporated and tax resident in the United Kingdom or in the United States or, subject to the prior written consent of the Majority Lenders, elsewhere which Vodafone nominates may become an Additional Borrower provided that on or prior to the date on which NewTopco or any Intermediate Holding Company accedes as an Additional Borrower it also accedes as an Additional Guarantor.

	(ii)	The relevant member of the Restricted Group will become an Additional Borrower upon:

		(A)	the delivery to the Agent of a Borrower Accession Agreement duly executed by that member of the Restricted Group; and

		(B)	delivery to the Agent of all those other documents listed in Part III of Schedule 2, in each case in the agreed form or in such other form and substance satisfactory to the Agent.

(b)	The execution of a Borrower Accession Agreement constitutes confirmation by the Additional Borrower concerned that the representations and warranties set out in Clauses 15.1 (Representations and warranties) to 15.6 (Authorisations) to be made by it on the date of the Borrower Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

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26.7	Removal of Borrowers

(a)	Any Borrower (other than Vodafone (subject to Clause 26.7(b) below) or, if applicable, NewTopco) which has no liabilities to the Finance Parties in respect of outstanding Advances or any other liabilities to the Finance Parties under the Finance Documents (other than as a Guarantor) may, at the request of Vodafone and if no Default is outstanding, cease to be a Borrower by entering into a supplemental agreement to this Agreement at the cost of Vodafone in such form as the Agent may reasonably require which shall discharge that Borrowers' obligations as a Borrower under this Agreement.

(b)	If on the Reorganisation Date:

(i) NewTopco and any Intermediate Holding Company has acceded as a Guarantor in accordance with Clause 26.5 (Additional Guarantors);

(ii) Vodafone has no liabilities to the Finance Parties in respect of outstanding Advances or any other liabilities to the Finance Parties under the Finance Documents (other than as a Guarantor); and

(iii) no Default is continuing,

Vodafone may cease to be a Borrower with effect from the Reorganisation Date by entering into a supplemental agreement to this Agreement at the cost of Vodafone or NewTopco in such form as the Agent may reasonably require which shall discharge Vodafone's obligations as a Borrower under this Agreement.

26.8	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with Vodafone) appoint another Lender or an Affiliate of a Lender which is not a Reference Bank to replace that Reference Bank.

26.9	Register

The Agent shall keep a register of all the Parties including in the case of Lenders the details of their Facility Office notified to the Agent from time to time, and shall supply any other Party (at that Party's expense) with a copy of the register on request.

27.	DISCLOSURE OF INFORMATION

(a)	A Lender may disclose to any of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

(i) a copy of any Finance Document; and

(ii) any information which that Lender has acquired under or in connection with any Finance Document,

provided that a Lender shall not disclose any such information to a person other than one of its Affiliates unless that person has provided to that Lender a confidentiality undertaking addressed to that Lender and Vodafone substantially in the form of Schedule 6 or such other form as Vodafone may approve.

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(b)	Paragraphs 1(a), 1(c), 2(b), 3, 6, 8, 9 and 12 of Schedule 6 (Form of confidentiality undertaking from new Lender) shall be deemed to be incorporated herein as if set out in full (mutatis mutandis), but as if references therein to “we” were to each Finance Party and references to “you” were to Vodafone.

28.	SET-OFF

28.1	Contractual set-off

Whilst an Event of Default subsists, each Obligor authorises each Finance Party to apply any credit balance to which that Obligor is entitled on any account of that Obligor with that Finance Party in satisfaction of any sum due and payable from that Obligor to that Finance Party under the Finance Documents but unpaid. For this purpose, each Finance Party is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

28.2	Set-off not mandatory

No Finance Party shall be obliged to exercise any right given to it by Clause 28.1 (Contractual set-off).

28.3	Notice of set-off

Any Finance Party exercising its rights under Clause 28.1 (Contractual set-off) shall notify Vodafone promptly after set-off is applied.

29.	PRO RATA SHARING

29.1	Redistribution

If any amount owing by an Obligor under any Finance Document to a Finance Party (the “Recovering Finance Party”) is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 9 (Payments) (a “Recovery”), then:

(a) the Recovering Finance Party shall, within three Business Days, notify details of the Recovery to the Agent;

(b) the Agent shall determine whether the Recovery is in excess of the amount which the Recovering Finance Party would have received had the Recovery been received by the Agent and distributed in accordance with Clause 9 (Payments);

(c) subject to Clause 29.3 (Exceptions), the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Redistribution”) equal to the excess;

(d) the Agent shall treat the Redistribution as if it were a payment by the Obligor concerned under Clause 9 (Payments) and shall pay the Redistribution to the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 9.7 (Partial payments); and

(e) after payment of the full Redistribution, the Recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the Recovering Finance Party a debt which is equal to the Redistribution, immediately payable and of the type originally discharged.

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29.2	Reversal of redistribution

If under Clause 29.1 (Redistribution):

(a) a Recovering Finance Party must subsequently return a Recovery, or an amount measured by reference to a Recovery, to an Obligor; and

(b) the Recovering Finance Party has paid a Redistribution in relation to that Recovery,

each Finance Party shall, within three Business Days of demand by the Recovering Finance Party through the Agent, reimburse the Recovering Finance Party all or the appropriate portion of the Redistribution paid to that Finance Party. Thereupon the subrogation in Clause 29.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

29.3	Exceptions

(a)	A Recovering Finance Party need not pay a Redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the Redistribution pursuant to Clause 29.1(e) (Redistribution).

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

30.	SEVERABILITY

If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

(b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

32.	NOTICES

32.1	Giving of notices

(a) All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

(i) if in writing, when delivered; and

(ii) if by facsimile, when received.

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However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(b)	Any Party may agree with any other Party to give and receive notices by telex in which case the notice will be deemed given when the correct answerback is received.

32.2	Addresses for notices

(a)	The address and facsimile number of each Party (other than the Agent and Vodafone) for all notices under or in connection with this Agreement are:

(i)	that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

(ii)	any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)	The address and facsimile numbers of the Agent are:

The Royal Bank of Scotland Plc
25 Devonshire Square
London
EC2M 4BB

	Contact:	Loans Admin Unit
	Telephone:	020 7672 6284
	Facsimile:	020 7615 7673

or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c)	The addresses and facsimile numbers of Vodafone are:

Vodafone Group Plc
Vodafone House
The Connection
Newbury RG14 2FN

	Contact:	Group Treasurer
	Telephone:	07785 771 847
	Facsimile:	01635 676 746

or such other as Vodafone may notify to the other Parties by not less than five Business Days' notice.

(d)	The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause 32.

33.	LANGUAGE

(a)	Any notice given under or in connection with any Finance Document shall be in English.

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(b)	All other documents provided under or in connection with any Finance Document shall be:

	(i)	in English; or

	(ii)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

34.	JURISDICTION

34.1	Submission

For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

34.2	Service of process

Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

(a) irrevocably appoints Vodafone as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document (and Vodafone accepts this appointment);

(b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned;

(c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 32.2 (Addresses for notices); and

(d) agrees that if the appointment of any person mentioned in paragraph (a) or (b) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to Vodafone.

34.3	Forum convenience and enforcement abroad

Each Obligor:

(a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

(b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

34.4	Non-exclusivity

Nothing in this Clause 34 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

(a) in any other court of competent jurisdiction; or

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(b) concurrently in more than one jurisdiction.

35.	GOVERNING LAW

This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

LENDERS AND COMMITMENTS

PART 1

LENDERS AND COMMITMENTS

Commitments
U.S.$

Original Lender	Commitment
(U.S.$)

ABN AMRO Bank N.V.	175,000,000

Banco Bilbao Vizcaya Argentaria S.A. (London Branch)	175,000,000

Bank of America, N.A.	175,000,000

Barclays Bank PLC	175,000,000

Bayerische Hypo-und Vereinsbank AG	175,000,000

Bayerische Landesbank, London Branch	175,000,000

BNP Paribas (acting through its London Branch)	175,000,000

Citibank, N.A.	175,000,000

Commerzbank Aktiengesellschaft, London Branch	175,000,000

Credit Agricole Indosuez	175,000,000

Deutsche Bank AG London	175,000,000

HSBC Bank plc	175,000,000

ING Bank, N.V., London Branch	175,000,000

JPMorgan Chase Bank	175,000,000

Lehman Brothers Bankhaus AG, London Branch	175,000,000

Lloyds TSB Bank plc	175,000,000

Mizuho Corporate Bank, Ltd.	175,000,000

National Australia Bank Limited ABN 12 004 044 937	175,000,000

Sumitomo Mitsui Banking Corporation Europe Limited	175,000,000

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Original Lender		Commitment

The Bank of Tokyo-Mitsubishi, Ltd.		175,000,000

The Royal Bank of Scotland Plc		175,000,000

UBS AG, London Branch		175,000,000

WestLB AG, London Branch		175,000,000

William Street Commitment Corporation		175,000,000

Banco Santander Central Hispano, S.A. London Branch		93,333,333

Banca Intesa SpA		93,333,333

KBC Bank NV		93,333,333

San Paolo IMI Bank Ireland Plc		93,333,333

Standard Chartered Bank		93,333,333

TD Bank Europe Limited		93,333,333

The Bank of New York		93,333,333

Total	U.S.$	4,853,333,331

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PART 2

MANDATED LEAD ARRANGERS

ABN AMRO Bank N.V.

Banc of America Securities Limited

Banco Bilbao Vizcaya Argentaria S.A. (London Branch)

Barclays Capital (the Investment Banking Division of Barclays Bank PLC)

Bayerische Hypo-und Vereinsbank AG

Bayerische Landesbank, London Branch

BNP Paribas

Citigroup Capital Markets Limited

Commerzbank Aktiengesellschaft, London Branch

Credit Agricole Indosuez

Deutsche Bank AG London

HSBC Investment Bank plc

ING Bank, N.V., London Branch

JPMorgan Chase Bank

Lehman Brothers Bankhaus AG, London Branch

Lloyds TSB Bank plc

Mizuho Corporate Bank, Ltd.

National Australia Bank Limited ABN 12 004 044 937

Sumitomo Mitsui Banking Corporation Europe Limited

The Bank of Tokyo-Mitsubishi, Ltd.

The Royal Bank of Scotland Plc

UBS Limited

WestLB AG, London Branch

William Street Commitment Corporation

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PART 3

CO - ARRANGERS

Banca Intesa SpA

Banco Santander Central Hispano, S.A. London Branch

KBC Bank NV

San Paolo Imi Bank Ireland Plc

Standard Chartered Bank

TD Bank Europe Limited

The Bank of New York

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SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST ADVANCE

1.	Constitutional documents

A copy of the memorandum and articles of association and certificate of incorporation of Vodafone.

2.	Authorisations

(a)	A copy of a resolution of the board of directors of Vodafone or, if applicable, of a committee of the board of directors (together with a copy of the resolution of the board of directors constituting that committee):

(i) approving the terms of, and the transactions contemplated by, this Agreement and the Fee Letters and resolving that it execute and, where applicable, deliver this Agreement and the Fee Letters;

(ii) authorising a specified person or persons to execute and, where applicable, deliver this Agreement and the Fee Letters on its behalf; and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including Requests) to be signed and/or despatched by it under or in connection with the Finance Documents;

(b)	a specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above;

(c)	a certificate of a director of Vodafone confirming that as at the first Drawdown Date the borrowing of the Total Commitments in full and the borrowing of the Total Commitments under (and as defined in) the 5 Year Facility in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit having been waived or otherwise);

(d)	a certificate of an authorised signatory of Vodafone certifying that each copy document specified in this Part 1 of Schedule 2 and supplied by Vodafone is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

3.	Legal opinions

A legal opinion of Allen & Overy, English law counsel to the Agent, in relation to English law.

4.	Fee Letter

Duly executed Fee Letters referred to in paragraphs (a) and (b) of the definition of “Fee Letters”.

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PART 2

TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1.	A Guarantor Accession Agreement, duly executed (if appropriate, under seal) by the Additional Guarantor.

2.	A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Guarantor.

3.	A copy of a resolution of the board of directors of the Additional Guarantor:

(a) approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement as a deed;

(b) authorising a specified person or persons to execute the Guarantor Accession Agreement as a deed; and

(c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4.	If the Additional Guarantor is not NewTopco and the lawyers referred to in paragraph 10 below advise it to be necessary or desirable, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5.	If the Additional Guarantor is not NewTopco, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor:

(a) approving the terms of the resolution referred to in paragraph 4 above; and

(b) authorising a specified person or persons to sign the resolution on its behalf.

6.	A certificate of a director of the Additional Guarantor certifying that the borrowing of the Total Commitments in full and the borrowing of the Total Commitments under (and as defined in) the 5 Year Facility in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit being waived or otherwise).

7.	A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

8.	A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 3 and, if applicable, 5 above.

9.	A copy of the latest annual statutory audited accounts of the Additional Guarantor.

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10.	A legal opinion of Allen & Overy, legal advisers to the Agent, and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Guarantor addressed to the Finance Parties.

11.	A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in this Part 2 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

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PART 3

TO BE DELIVERED BY AN ADDITIONAL BORROWER

1.	A Borrower Accession Agreement, duly executed (if appropriate, under seal) by the Additional Borrower.

2.	A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Borrower.

3.	A copy of a resolution of the board of directors of the Additional Borrower:

(a) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

(b) authorising a specified person or persons to execute the Borrower Accession Agreement; and

(c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4.	A certificate of a director of the Additional Borrower certifying that the borrowing of the Total Commitments in full and the borrowing of the Total Commitments under (and as defined in) the 5 Year Facility in full would not together cause any borrowing limit or limit on the giving of guarantees binding on it to be exceeded (whether as a result of such limit being waived or otherwise).

5.	A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document.

6.	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 3 above.

7.	A copy of the latest annual statutory audited accounts of the Additional Borrower (if any).

8.	A legal opinion of Allen & Overy, legal advisers to the Agent, and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Borrower addressed to the Finance Parties.

9.	A certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in this Part 3 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

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SCHEDULE 3

MANDATORY COST FORMULAE

1.	The Mandatory Cost for an Advance is an addition to the interest rate to compensate Lenders for the cost of compliance with the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

2.	On the first day of each Advance (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Mandatory Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Mandatory Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3.	The Mandatory Cost Rate for any Lender lending from a Facility Office in the UK will be calculated by the Agent as follows:

(a) in relation to a sterling Advance:

AB + C (B – D) + E x 0.01
per cent. per annum
100 – (A + C)

(b) in relation to an Advance in any currency other than sterling:
E x 0.01
per cent. per annum
300

Where

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable on the Advance for the relevant Term of the Advance.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to that Lender on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

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4.	For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

5.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

6.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.	In addition to any notification required under Clause 8.1(c) (Interest rate for all Advances), each Lender shall supply any information required by the Agent for the purpose of calculating its Mandatory Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

(b) any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9.	The Agent shall have no liability to any person if such determination results in a Mandatory Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 6 and 7 above is true and correct in all respects.

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10.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Mandatory Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 6 and 7 above.

11.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, a Mandatory Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.	The Agent may from time to time, after consultation with Vodafone and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Reference Banks” has the meaning set out in Clause 1.1 of this Agreement.

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SCHEDULE 4

FORM OF REQUEST

To:	THE ROYAL BANK OF SCOTLAND PLC as Agent

From:	[BORROWER]

Date: [ ]

Vodafone Group Plc –U.S.$ 4,853,333,331
Revolving Credit Agreement dated 26th June, 2003 (as amended and restated on 24th June,
2004)

1	We wish to utilise the Revolving Credit Facility by way of Advances as follows:

	(a)	Drawdown Date:	Revolving
			Credit Facility:	[	]*

	(b)	Requested Amount (including currency):	Revolving
			Credit Facility:	[	]*

	(c)	Term:	Revolving
			Credit Facility:	[	]*

	(d)	Payment Instructions:	Revolving
			Credit Facility:	[	]*

2	We confirm that each condition specified in [Clause 4.2 (Conditions to all drawdowns and rollovers)]** is satisfied on the date of this Request and this Advance would not cause any borrowing limit binding on us to be exceeded.

[By: [BORROWER] Authorised Signatory]

**	Delete as applicable depending on whether the Advance is a Rollover Advance.

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SCHEDULE 5

FORMS OF ACCESSION DOCUMENTS

PART 1

NOVATION CERTIFICATE

To:	THE ROYAL BANK OF SCOTLAND PLC as Agent
From:	[THE EXISTING LENDER] and [THE NEW LENDER]	Date: [ ]

Vodafone Group Plc –U.S.$ 4,853,333,331
Revolving Credit Agreement dated 26th June, 2003 (as amended and restated on 24th June,
2004)

We refer to Clause 26.4 (Procedure for novations).

1.	We [ ] (the “Existing Lender”) and [ ] (the “New Lender”) agree to the Existing Lender and the New Lender novating all the Existing Lender's rights and obligations referred to in the Schedule in accordance with Clause 26.4 (Procedure for novations).

2.	The specified date for the purposes of [Clause 26.4(c) (Procedure for novations)] is [date of novation].

3.	The Facility Office and address for notices of the New Lender for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

4.	The Existing Lender confirms that it has given notice to Vodafone of the entry into of this Novation Certificate in accordance with Clause 26.2(c) (Transfers by Lenders).

5.	This Novation Certificate is governed by English law.

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THE SCHEDULE

Rights and obligations to be novated

[Details of the rights and obligations of the Existing Lender to be novated.]

[New Lender]
[Facility Office	Address for notices]

[Existing Lender]	[New Lender]	THE ROYAL BANK OF
SCOTLAND PLC

By:	By:	By:

Date:	Date:	Date:

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PART 2

GUARANTOR ACCESSION AGREEMENT

To:	THE ROYAL BANK OF SCOTLAND PLC as Agent

From:	[PROPOSED GUARANTOR]

Date: [ ]

        Vodafone Group Plc –U.S.$ 4,853,333,331 Revolving Credit Agreement dated 26th June, 2003 (as amended and restated on 24th June, 2004) (the “Credit Agreement”)

Terms used in this Deed which are defined in the Credit Agreement shall have the same meaning in this Deed as in the Credit Agreement.

We refer to Clause 26.5 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [         ]) agree to become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 26.5 (Additional Guarantors). [In addition, we also agree to become bound by all the terms of the Credit Agreement expressed to apply to or be binding on NewTopco]*

Our address for notices for the purposes of Clause 32.2 (Addresses for notices) is:

[

]

This Deed is governed by English law.

Executed as a deed by	)	Director
[PROPOSED GUARANTOR]	)
acting by	)	Director/Secretary
and
)

* Only in the case of accession by NewTopco.

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PART 3

BORROWER ACCESSION AGREEMENT

To:	THE ROYAL BANK OF SCOTLAND PLC as Agent

From:	[PROPOSED BORROWER]
[Date]

        Vodafone Group Plc – U.S.$ 4,853,333,331 Revolving Credit Agreement dated 26th June, 2003 (as amended and restated on 24th June, 2004) (the “Credit Agreement”)

Terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

We refer to Clause 26.6 (Additional Borrowers).

We, [Name of company] of [Registered Office] (Registered no. [       ] agree to become party to and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 26.6 (Additional Borrowers).

The address for notices of the Additional Borrower for the purposes of Clause 32.2 (Addresses for notices) is:

[

]

This Agreement is governed by English law.

[ADDITIONAL BORROWER]

By:

THE ROYAL BANK OF SCOTLAND PLC
By

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PART 4

LENDER ACCESSION AGREEMENT

To:	THE ROYAL BANK OF SCOTLAND PLC as Agent

From:	[PROPOSED ADDITIONAL LENDER]
[Date]

        Vodafone Group Plc – U.S.$ 4,853,333,331 Revolving Credit Agreement dated 26th June, 2003 (as amended and restated on 24th June, 2004) (the “Credit Agreement”)

Terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement.

We refer to Clause 2.7 (Additional Lenders).

We, [Name of Additional Lender] agree to become party to and to be bound by the terms of the Credit Agreement as an Additional Lender in accordance with Clause 2.7 (Additional Lenders) with effect on and from [insert date].

Our Revolving Credit Commitment is U.S.$[         ]. We confirm to each Finance Party that we:

(a)	have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied exclusively on any information provided to us by a Finance Party in connection with any Finance Document; and

(b)	will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Commitment is in force.

The Facility Office and address for notices of the Additional Lender for the purposes of Clause 32.2 (Addresses for notices) is

[	]

This Agreement is governed by English law.

[ADDITIONAL LENDER]

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

VODAFONE GROUP PLC

By:

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SCHEDULE 6

FORM OF CONFIDENTIALITY UNDERTAKING FROM NEW LENDER

To:	[Existing Lender]; Vodafone Group Plc;

Dear Sirs,

We refer to the U.S.$ 4,853,333,331 Revolving Credit Agreement dated 26th June, 2003 (as amended and restated on 24th June, 2004) (the “Credit Agreement”) between, among others, Vodafone Group Plc and The Royal Bank of Scotland (as Agent).

This is a confidentiality undertaking referred to in Clause 27 (Disclosure of information) of the Credit Agreement. A term defined in the Credit Agreement has the same meaning in this undertaking.

We are considering entering into contractual relations with [insert name of Lender] (the “Existing Lender”) and understand that it is a condition of our receiving information about Vodafone Group Plc and its related companies and any Finance Document and/or any information under or in connection with any Finance Document that we execute this undertaking.

1.	Confidentiality Undertaking

We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph (b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilities, other than directly to the Group Treasurer of Vodafone.

2.	Permitted Disclosure

You agree that we may disclose Confidential Information:

(a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

(b) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.	Notification of Required or Unauthorised Disclosure

We agree (to the extent permitted by law) to inform you of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

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4.	Return of Copies

If you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if we become a party to the Facilities or (b) twelve months after we have returned all Confidential Information supplied to us by you and destroyed or permanently erased all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed provided that any such Confidential Information retained in accordance with paragraph 4 shall remain confidential, subject to paragraph 2, for the period during which it is retained).

6.	Consequences of Breach, etc.

We acknowledge and agree that you or members of the Group (each a “Relevant Person”) may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by any member of the Purchaser Group.

7.	No Waiver; Amendments, etc.

This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8.	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and we undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by us under this letter are given to you and (without implying any fiduciary obligations on your part) are also given for the benefit of each other member of the Group.

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10.	Governing Law and Jurisdiction

This shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

11.	Third Party Rights

(a)	Subject to paragraph 6 and to paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)	Notwithstanding any provisions of this letter, the parties of this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time.

12.	Definitions

In this letter:

“Confidential Information” means any information relating to Vodafone, the Group and/or the Facilities provided to us by you or any of your Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us thereafter, other than from a source which is connected with the Group and which, in either case, as far as we are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Permitted Purpose” means considering and evaluating whether to enter into the Facilities; and

“Purchaser Group” means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 1985).

Yours faithfully

For and on behalf of [New Lender]

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SCHEDULE 7

FORM OF ADDITIONAL LENDER'S FEE LETTER

Vodafone Group Plc (“Vodafone”)
Vodafone House
The Connection
Newbury
Berkshire RG14 2FN

For the attention of Gerry Bacon

[DATE]

Dear Sirs,

Fee Letter

You have asked us to participate in a U.S.$ 4,853,333,331 credit facility (the “Facility”) to provide support for the Group's continuing commercial paper programmes and for general corporate purposes of the Group including, but not limited to, acquisitions.

Terms defined in the credit agreement dated 26th June, 2003 (as amended and restated on 24th June, 2004) between (inter alia) Vodafone and the financial institutions listed therein (the “Credit Agreement”) have the same meaning in this letter unless otherwise defined in this letter or the context otherwise requires.

This letter sets out the terms upon which you have agreed to pay a fee in relation to our participation in the Facility.

1.	Fee

You will pay to us for our account a non-refundable up-front fee equal to [ ] per cent. flat calculated on our Revolving Credit Commitment as at the date on which we become an Additional Lender pursuant to Clause 2.7 (Additional Lenders) of the Credit Agreement and payable 5 Business Days after that date;

2.	Finance Document

This Fee Letter is a Finance Document.

3.	No Set-off

All payments to be made under this Fee Letter will be calculated and made without (and free and clear of any deduction for) set-off or counterclaim).

4.	Governing Law

This letter is governed by and construed in accordance with English law.

If you agree to the above please sign and return the enclosed copy of this letter.

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

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Yours faithfully,

[ ]

For and on behalf of [ADDITIONAL LENDER]

We agree to the terms set out above.

[ ]

For and on behalf of Vodafone Group Plc

[DATE]

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SCHEDULE 8

FIXED RATE BONDS

1.	US Bonds

Financial Indebtedness of Vodafone Americas Inc. (previously AirTouch Communications, Inc.) under bonds issued by itself in existence at the Signing Date to the extent the aggregate principal amount does not exceed U.S.$529,763,000 (being $61,905,000 6.35% due June 2005, $217,659,000 7.5% due July 2006 and $250,199,000 6.65% due May 2008) (in respect of its existing bonds denominated in U.S. Dollars) and DM91,640,000 5.5% due July 2008 (in respect of its existing bonds denominated in Deutsche Marks); or

2.	German Bonds

Financial Indebtedness of Vodafone Finance BV (previously Mannesmann Finance BV) under bonds issued by itself in existence as at the Signing Date to the extent that the aggregate principal amount does not exceed €6,000,000,000 (being, €2.5bn 4.875% due September 2004, DM960,000,000 5.25% due January 2005, and €3bn 4.75% due May 2009); or

3.	Japanese Bonds

Financial Indebtedness of Vodafone Holdings K.K. (previously Japan Telecom Holdings Co., Ltd.) under bonds issued by itself in existence at the Signing Date to the extent that the aggregate principal amount does not exceed ¥175,000,000,000 (being seven issues each of ¥25bn due between August 2005 and September 2010).

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SIGNATORIES

Borrower and Guarantor

VODAFONE GROUP PLC

By:	GERRY BACON

Mandated Lead Arrangers

ABN AMRO BANK N.V.

By:	CHRISTOPHER K. SLATER

BANC OF AMERICA SECURITIES LIMITED

By:	DILYS ROBERTSON

BANCO BILBAO VIZCAYA ARGENTARIA S.A. (LONDON BRANCH)

By:	CHRIS METHERELL PAUL GRAHAM

BARCLAYS CAPITAL

By:	NIELS PEDERSEN

BAYERISCHE HYPO-UND VEREINSBANK AG

By:	PAUL HOUSE

BAYERISCHE LANDESBANK, LONDON BRANCH

By:	BRIAN CLARK

BNP PARIBAS

By:	MICHAEL E. MOLLOY

CITIGROUP CAPITAL MARKETS LIMITED

By:	PAUL HOUSE

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COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:          JOHN GOODINSON MARK F. SMYTH

CREDIT AGRICOLE INDOSUEZ

By:          RUPERT DOUGALL

DEUTSCHE BANK AG LONDON

By:          J. FENNER D. BUGGE

HSBC INVESTMENT BANK PLC

By:          MIKE SERGISON

ING BANK N.V., LONDON BRANCH

By:          F. DEELEN R. WEIJERS

JPMORGAN CHASE BANK

By:          C.S. WILLIAMS

LEHMAN BROTHERS BANKHAUS AG, LONDON BRANCH

By:          PAUL HOUSE

LLOYDS TSB BANK PLC

By:          GRAHAM DODD

MIZUHO CORPORATE BANK, LTD.

By:          P.H.C. HOLE

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937

By:          ANJALI PATEL

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED

By:          STEPHEN G. ODELL

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THE BANK OF TOKYO-MITSUBISHI, LTD.

By:          I.R. COUTTS-WOOD

THE ROYAL BANK OF SCOTLAND PLC

By:          ELENA DIMANINA

UBS LIMITED

By:          PAUL HOUSE

WESTLB AG, LONDON BRANCH

By:          A.L.R. JOHNSON

WILLIAM STREET COMMITMENT CORPORATION

By:          DAVID WEIL

Co-Arrangers

BANCA INTESA SPA

By:          LAWRENCE WYBRANIEC

BANCO SANTANDER CENTRAL HISPANO, S.A. LONDON BRANCH

By:          MARTA SANCHEZ-PALENCIA                    JIM INCHES

KBC BANK NV

By:          PAUL HOUSE

SAN PAOLO IMI BANK IRELAND PLC

By:          PAUL HOUSE

STANDARD CHARTERED BANK

By:          STEPHEN M. LILLEY GRAHAME K. SMITH

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TD BANK EUROPE LIMITED

By:          JULIE EVANS

THE BANK OF NEW YORK

By:          GERALD M. DORKIN

Lenders

ABN AMRO BANK N.V.
as Lender

By:          CHRISTOPHER K. SLATER

BANCA INTESA SPA
as Lender

By:          LAWRENCE WYBRANIEC

BANCO BILBAO VIZCAYA ARGENTARIA S.A. (LONDON BRANCH)
as Lender

By:          CHRIS METHERELL PAUL GRAHAM

BANCO SANTANDER CENTRAL HISPANO, S.A. LONDON BRANCH
as Lender

By:          MARTA SANCHEZ-PALENCIA                    JIM INCHES

BANK OF AMERICA, N.A.
as Lender

By:          DILYS ROBERTSON

BARCLAYS BANK PLC
as Lender

By:          NIELS PEDERSEN

BAYERISCHE HYPO-UND VEREINSBANK AG
as Lender

By:          PAUL HOUSE

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BAYERISCHE LANDESBANK, LONDON BRANCH
as Lender

By:	BRIAN CLARK

BNP PARIBAS (acting through its London Branch)
as Lender

By:	MICHAEL E. MOLLOY

CITIBANK, N.A.
as Lender

By:	PAUL HOUSE

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH
as Lender

By:	JOHN GOODINSON MARK F. SMYTH

CREDIT AGRICOLE INDOSUEZ
as Lender

By:	RUPERT DOUGALL

DEUTSCHE BANK AG LONDON
as Lender

By:	J. FENNER D. BUGGE

HSBC BANK PLC
as Lender

By:	MIKE SERGISON

ING BANK N.V., LONDON BRANCH
as Lender

By:	F. DEELEN R. WEIJERS

JPMORGAN CHASE BANK
as Lender

By:	C.S. WILLIAMS

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KBC BANK NV
as Lender

By:	PAUL HOUSE

LEHMAN BROTHERS BANKHAUS AG, LONDON BRANCH
as Lender

By:	PAUL HOUSE

LLOYDS TSB BANK PLC
as Lender

By:	GRAHAM DODD

MIZUHO CORPORATE BANK, LTD.
as Lender

By:	P.H.C. HOLE

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937
as Lender

By:	ANJALI PATEL

SAN PAOLO IMI BANK IRELAND PLC
as Lender

By:	PAUL HOUSE

STANDARD CHARTERED BANK
as Lender

By:	STEPHEN M. LILLEY GRAHAME K. SMITH

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED
as Lender

By:	STEPHEN G. ODELL

TD BANK EUROPE LIMITED
as Lender

By:	JULIE EVANS

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THE BANK OF NEW YORK
as Lender

By:	GERALD M. DORKIN

THE BANK OF TOKYO-MITSUBISHI, LTD.
as Lender

By:	I.R. COUTTS-WOOD

THE ROYAL BANK OF SCOTLAND PLC
as Lender

By:	ELENA DIMANINA

UBS AG, LONDON BRANCH
as Lender

By:	PAUL HOUSE

WESTLB AG, LONDON BRANCH
as Lender

By:	A.L.R. JOHNSON

WILLIAM STREET COMMITMENT CORPORATION
as Lender

By:	JENNIFER HILL

Agent

THE ROYAL BANK OF SCOTLAND PLC

By:	ELENA DIMANINA

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CONFORMED COPY

SUPPLEMENTAL AGREEMENT

DATED 24TH June, 2004

BETWEEN

VODAFONE GROUP PLC

AND

THE ROYAL BANK OF SCOTLAND PLC

as Agent

relating to a US$4,853,333,331 Revolving Credit Facility

dated 26th June, 2003

A L L E N & O V E R Y
Allen & Overy LLP
London

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THIS AGREEMENT is dated 24th June, 2004 between:

(1)	VODAFONE GROUP PLC (registered number 1833679) (Vodafone); and

(2)	THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 as Mandated Lead Arrangers;

(3)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 as Co-Arrangers;

(4)	THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 as Lenders;

(5)	THE ROYAL BANK OF SCOTLAND PLC as agent (in this capacity the Agent); and

(6)	THE ROYAL BANK OF SCOTLAND PLC (NEW YORK BRANCH) as U.S. swingline agent (in this capacity the U.S. Swingline Agent).

BACKGROUND

(A)	This Agreement is supplemental to and amends a credit agreement dated 26th June, 2003 between, among others, Vodafone and the Agent (the Credit Agreement).

(B)	The parties to this Agreement have agreed to amend certain terms of the Credit Agreement subject to the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)	Effective Date means 24th June, 2004 or such other date as Vodafone and the Agent may agree.

1.2	Construction

The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Credit Agreement are to be construed as references to this Agreement.

2.	AMENDMENTS

(a)	Subject as set out below, the Credit Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Restated Credit Agreement).

(b)	The Credit Agreement will not be amended by this Agreement unless the Agent notifies Vodafone and the Lenders that it has received all of the documents set out in Schedule 2 in form and substance satisfactory to the Agent on or prior to the Effective Date. The Agent must give this notification as soon as reasonably practicable.

1

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(c)	If the Agent fails to give the notification under paragraph (b) above by the Effective Date, the Credit Agreement will not be amended in the manner contemplated by this Agreement.

3.	REPRESENTATIONS

3.1	Representations

The representations set out in Clause 15 (Representations and warranties) of the Credit Agreement (with the exception of Clause 15.10 (Investment Company) and Clause 15.11 (ERISA)) are true as if made on the date of this Agreement with references to the facts and circumstances then existing and as if references to the Credit Agreement are references to the Credit Agreement, as amended by this Agreement and references to the Credit Agreement are to include references to this Agreement.

4.	MISCELLANEOUS

(a)	Each of this Agreement and the Credit Agreement, as amended by this Agreement, is a Finance Document.

(b)	Subject to the terms of this Agreement, the Credit Agreement will remain in full force and effect and the Credit Agreement and this Agreement will be read and construed as one document.

(c)	Each Obligor agrees that the guarantee and indemnity in Clause 14 (Guarantee) of the Credit Agreement will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents as amended by this Agreement.

5.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

FINANCE PARTIES

PART 1

MANDATED LEAD ARRANGLENDERERS

ABN AMRO Bank N.V.
Banc of America Securities Limited
Banco Bilbao Vizcaya Argentaria S.A. (London Branch)
Barclays Capital (the Investment Banking Division of Barclays Bank PLC)
Bayerische Hypo-und Vereinsbank AG
Bayerische Landesbank, London Branch
BNP Paribas
CALYON
Citigroup Global Markets Limited
Commerzbank Aktiengesellschaft, London Branch
Deutsche Bank AG London
HSBC Bank plc
HSH Nordbank AG, Kiel
ING Bank, N.V., London Branch
JPMorgan Chase Bank
Lehman Brothers Bankhaus AG, London Branch
Lloyds TSB Bank plc
Mizuho Corporate Bank, Ltd.
National Australia Bank Limited ABN 12 004 044 937
Sumitomo Mitsui Banking Corporation Europe Limited
The Bank of Tokyo-Mitsubishi, Ltd.
The Royal Bank of Scotland Plc
UBS Limited
WestLB AG, London Branch

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PART 2

CO-ARRANGERS

Banca Intesa SpA
Banco Santander Central Hispano, S.A. London Branch
KBC Bank NV
San Paolo IMI Bank Ireland Plc
Standard Chartered Bank
TD Bank Europe Limited
The Bank of New York

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PART 3

LENDERS

ABN AMRO Bank N.V.

Banco Bilbao Vizcaya Argentaria S.A. (London Branch)

Bank of America, N.A.

Barclays Bank PLC

Bayerische Hypo-und Vereinsbank AG

Bayerische Landesbank, London Branch

BNP Paribas (acting through its London Branch)

CALYON

Citibank, N.A.

Commerzbank Aktiengesellschaft, London Branch

Deutsche Bank AG London

HSBC Bank plc

HSH Nordbank AG, Kiel

ING Bank, N.V., London Branch

JPMorgan Chase Bank

Lehman Brothers Bankhaus AG, London Branch

Lloyds TSB Bank plc

Mizuho Corporate Bank, Ltd.

National Australia Bank Limited ABN 12 004 044 937

Sumitomo Mitsui Banking Corporation Europe Limited

The Bank of Tokyo-Mitsubishi, Ltd.

The Royal Bank of Scotland Plc

UBS AG, London Branch

WestLB AG, London Branch

Banco Santander Central Hispano, S.A. London Branch

Banca Intesa SpA

KBC Bank NV

San Paolo IMI Bank Ireland PLC

Standard Chartered Bank

TD Bank Europe Limited

The Bank of New York

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SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.	A copy of the constitutional documents of Vodafone or, if the Agent already has a copy, a certificate of an authorised signatory of Vodafone confirming that the copy in the Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	A copy of a resolution of the board of directors of Vodafone (or a committee of its board of directors) approving the terms of, and the transactions contemplated by, this Agreement.

3.	If applicable, a copy of a resolution of the board of directors of Vodafone establishing the committee referred to in paragraph 2 above.

4.	A specimen of the signature of each person authorised on behalf of Vodafone to sign this Agreement.

5.	A certificate of an authorised signatory of Vodafone certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

6.	A legal opinion of Allen & Overy LLP, English legal advisers to the Agent, addressed to the Finance Parties.

7.	Evidence that all fees and expenses then due and payable from the Company in respect of this Agreement have been paid.

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SCHEDULE 3

RESTATED CREDIT AGREEMENT

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SIGNATORIES

Borrower and Guarantor

VODAFONE GROUP PLC

By:	PHIL CLARK

Mandated Lead Arrangers

ABN AMRO BANK N.V.

By:	MARTYN TAPLIN

CHRISTOPHER SLATER

BANC OF AMERICA SECURITIES LIMITED

By:	JONATHAN PEARSON

BANCO BILBAO VIZCAYA ARGENTARIA S.A. (LONDON BRANCH)

By:	PAUL HOUSE

BARCLAYS CAPITAL

By:	CLIFF BAYLISS

BAYERISCHE HYPO-UND VEREINSBANK AG

By:	PAUL HOUSE

BAYERISCHE LANDESBANK, LONDON BRANCH

By:	MATTHEW WILLIAMS

BRIAN CLARK

BNP PARIBAS

By:	MICHAEL MOLLOY
TARIQ KAZI

CALYON

By:	PAUL HOUSE

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CITIGROUP GLOBAL MARKETS LIMITED

By:	PAUL HOUSE

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH

By:	KEVIN BUCK
JON NORTON

DEUTSCHE BANK AG LONDON

By:	DAVID BUGGE

HSBC BANK PLC

By:	MICHAEL SERGISON

HSH NORDBANK AG, KIEL

By:	PAUL HOUSE

ING BANK N.V., LONDON BRANCH

By:	PAUL HOUSE

JPMORGAN CHASE BANK

By:	CHRISTOPHER WILLIAMS

LEHMAN BROTHERS BANKHAUS AG, LONDON BRANCH

By:	PAUL HOUSE

LLOYDS TSB BANK PLC

By:	GRAHAM DODD

MIZUHO CORPORATE BANK, LTD.

By:	RICHARD ALLEN

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937

By:	DAVID RAWSON

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED

By:	STEPHEN ODELL

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THE BANK OF TOKYO-MITSUBISHI, LTD.

By:	IAN COUTTS-WOOD

THE ROYAL BANK OF SCOTLAND PLC

By:	ROBERT OTTEWILL

UBS LIMITED

By:	PAUL HOUSE

WESTLB AG, LONDON BRANCH

By:	T SAI-LOUIE
JOHN FINN

Co-Arrangers

BANCA INTESA SPA

By:	PAUL HOUSE

BANCO SANTANDER CENTRAL HISPANO, S.A. LONDON BRANCH

By:	MARTA SANCHEZ-PALENCIA

JIM INCHES

KBC BANK NV

By:	PAUL HOUSE

SAN PAOLO IMI BANK IRELAND PLC

By:	PAUL HOUSE

STANDARD CHARTERED BANK

By:	NILOFER SETHNA
STEPHEN LILLEY

TD BANK EUROPE LIMITED

By:	PAUL HOUSE

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THE BANK OF NEW YORK

By:	JASON GARWOOD

Lenders

ABN AMRO BANK N.V.
as Lender

By:	MARTYN TAPLIN

CHRISTOPHER SLATER

BANCA INTESA SPA
as Lender

By:	PAUL HOUSE

BANCO BILBAO VIZCAYA ARGENTARIA S.A. (LONDON BRANCH)
as Lender

By:	PAUL HOUSE

BANCO SANTANDER CENTRAL HISPANO, S.A. LONDON BRANCH
as Lender

By:	MARTA SANCHEZ-PALENCIA

JIM INCHES

BANK OF AMERICA, N.A.
as Lender

By:	DILYS ROBERTSON

BARCLAYS BANK PLC
as Lender

By:	CLIFF BAYLISS

BAYERISCHE HYPO-UND VEREINSBANK AG
as Lender

By:	PAUL HOUSE

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BAYERISCHE LANDESBANK, LONDON BRANCH
as Lender

By:	MATTHEW WILLIAMS

BRIAN CLARK

BNP PARIBAS (acting through its London Branch)
as Lender

By:	MICHAEL MOLLOY
TARIQ KAZI

CALYON
as Lender

By:	PAUL HOUSE

CITIBANK, N.A.
as Lender

By:	PAUL HOUSE

COMMERZBANK AKTIENGESELLSCHAFT, LONDON BRANCH
as Lender

By:	KEVIN BUCK
JON NORTON

DEUTSCHE BANK AG LONDON
as Lender

By:	DAVID BUGGE

HSBC BANK PLC
as Lender

By:	MICHAEL SERGISON

HSH NORDBANK AG, KIEL
as Lender

By:	PAUL HOUSE

ING BANK N.V., LONDON BRANCH
as Lender

By:	PAUL HOUSE

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JPMORGAN CHASE BANK
as Lender

By:	CHRISTOPHER WILLIAMS

KBC BANK NV
as Lender

By:	PAUL HOUSE

LEHMAN BROTHERS BANKHAUS AG, LONDON BRANCH
as Lender

By:	PAUL HOUSE

LLOYDS TSB BANK PLC
as Lender

By:	GRAHAM DODD

MIZUHO CORPORATE BANK, LTD.
as Lender

By:	RICHARD ALLEN

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937
as Lender

By:	DAVID RAWSON

SANPAOLO IMI BANK IRELAND PLC
as Lender

By:	PAUL HOUSE

STANDARD CHARTERED BANK
as Lender

By:	NILOFER SETHNA
STEPHEN LILLEY

SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED
as Lender

By:	STEPHEN ODELL

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TD BANK EUROPE LIMITED
as Lender

By:	PAUL HOUSE

THE BANK OF NEW YORK
as Lender

By:	JASON GARWOOD

THE BANK OF TOKYO-MITSUBISHI, LTD.
as Lender

By:	IAN COUTTS-WOOD

THE ROYAL BANK OF SCOTLAND PLC
as Lender

By:	ROBERT OTTEWILL

UBS AG, LONDON BRANCH
as Lender

By:	PAUL HOUSE

WESTLB AG, LONDON BRANCH
as Lender

By:	T SAI-LOUIE JOHN FINN

Agent

THE ROYAL BANK OF SCOTLAND PLC

By:	ROBERT OTTEWILL

U.S. Swingline Agent

THE ROYAL BANK OF SCOTLAND PLC (NEW YORK BRANCH)

By:	PHILIP PENTNEY

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